Exhibit 10.14

SECURITIZATION SERVICING AGREEMENT

among

CALIBER HOME LOANS, INC.

as Servicer

VOLT [            ], LLC

as Issuer

LSF[            ] MASTER PARTICIPATION TRUST

as Participation Agent

WELLS FARGO BANK, N.A.

as Paying Agent

and

U.S. BANK NATIONAL ASSOCIATION

Indenture Trustee

Dated [                    ]

VOLT [            ] Asset-Backed Notes, Series 202[        ]-[        ]

-ii-

		Page
SECTION 8.13.	Entire Agreement.	51
SECTION 8.14.	No Recourse to Owner Trustee	51
SECTION 8.15.	No Agency	52
SECTION 8.16.	Rights and Protections of Indenture Trustee and Paying Agent; Compensation and Indemnification; Miscellaneous.	52
SECTION 8.17.	Patriot Act Compliance.	52

EXHIBITS

EXHIBIT A	MORTGAGE ASSET SCHEDULE
EXHIBIT B	FORM OF REMITTANCE REPORT
EXHIBIT C	FORM OF REQUEST FOR RELEASE
EXHIBIT D	FORM OF ASSET REPURCHASE ACTIVITY REPORT

-iii-

SECURITIZATION SERVICING AGREEMENT

This is a SECURITIZATION SERVICING AGREEMENT (the “Agreement”), dated [                    ], by and among VOLT [    ], LLC, as issuer (the “Issuer”), WELLS FARGO BANK, N.A., as paying agent (the “Paying Agent”), U.S. BANK NATIONAL ASSOCIATION, as indenture trustee (the “Indenture Trustee”), LSF[    ] MASTER PARTICIPATION TRUST, as participation agent (the “Participation Agent”), and CALIBER HOME LOANS, INC., as servicer (the “Servicer”).

W I T N E S S E T H :

WHEREAS, the Sponsor previously entered into an amended and restated master participation agreement, dated [                    ] (as supplemented by the participation supplements thereto, the “Participation Agreement”), with the Participation Agent and Wells Fargo Bank, N.A., as participation registrar (the “Participation Registrar”);

WHEREAS, pursuant to a participation supplement, dated [                    ] (the “Participation Supplement”), among the Sponsor, the Participation Agent and the Participation Registrar, and acknowledged by the Issuer, the Sponsor, VOLT [    ], LLC and VOLT [    ], LLC, the Participation Interests with respect to the mortgage assets set forth on Schedule I-A-1 through I-A-3 to the Participation Supplement were transferred to a new participation certificate, dated [                    ], designated “VOLT 202[    ]-[    ]” and issued in the name of the Issuer (the “Participation Certificate”);

WHEREAS, pursuant to the Participation Sale Agreement, the Issuer acquired the Participation Certificate, which Participation Certificate represents the Participation Interests in a pool of seasoned, fixed- and adjustable-rate, fully-amortizing, negatively-amortizing, interest-only and balloon, non-performing, re-performing and performing mortgage loans secured by first liens on one- to four-family residential properties, condominiums, manufactured housing, planned unit developments and row houses (the “Mortgage Loans”) and certain mortgaged properties acquired through foreclosure or grant of a deed in lieu of foreclosure (the “Initial REO Properties,” and collectively with any mortgaged properties relating to the Mortgage Loans acquired after the Cut-off Date through foreclosure or grant of a deed in lieu of foreclosure (the “Subsequent REO Properties”) and the Mortgage Loans, the “Mortgage Assets,” which Mortgage Assets are set forth on Exhibit A hereto);

WHEREAS, on the date hereof, the Issuer, the Paying Agent, the Indenture Trustee and Wells Fargo Bank, N.A., as note registrar, entered into an indenture, dated [                    ] (the “Indenture”), pursuant to which the Issuer pledged the Trust Estate to secure the Notes;

WHEREAS, the Issuer, the Participation Agent, the Paying Agent and the Indenture Trustee desire that the Servicer service the Mortgage Assets pursuant to this Agreement for the benefit of the Noteholders and the Issuer, and the Servicer has agreed to do so; and

WHEREAS, the Issuer, the Participation Agent, the Paying Agent, the Indenture Trustee and the Servicer wish to prescribe the manner of the servicing of the Mortgage Assets.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Accepted Servicing Practices: With respect to any Mortgage Asset, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans and REO properties of the same type as such Mortgage Asset in the jurisdiction where the related Mortgaged Property or Transferred REO Property, as the case may be, is located.

Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereof.

Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan is adjusted in accordance with the terms of the related Mortgage Note.

Advance Facility: As defined in Section 3.23(a) hereof.

Advance Facility Notice: As defined in Section 3.23(a) hereof.

Advance Facility Trustee: As defined in Section 3.23(a) hereof.

Advancing Person: As defined in Section 3.23(a) hereof.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

Agreement: This Securitization Servicing Agreement, including all exhibits, schedules, amendments and supplements hereto.

Asset Repurchase Activity: Any written request, demand, or claim, or any response or rebuttal to such request, demand, or claim, or other activity relating to the repurchase of a Mortgage Asset contained in the Transaction.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein.

Auction Date: As defined in Section 8.01 hereof.

Balloon Mortgage Loan: A Mortgage Loan that provided on the date of origination for an amortization schedule extending beyond its maturity date.

Balloon Payment: With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the maturity of such Mortgage Loan.

Bankruptcy Code: Title 11 of the United States Code, as amended.

Bid: With respect to any Successor Servicer Auction, the proposed servicing fee rate (not to exceed the Servicing Fee Rate hereunder) submitted by a prospective servicer for which such prospective servicer would agree to become servicer under this Agreement.

Business Day: Any day other than (i) a Saturday or a Sunday, (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or (iii) a day on which banking institutions in the Commonwealth of Massachusetts, the State of New York, the State of Oklahoma, the State of Texas, the State of California, the State of Delaware, the State of Maryland, the State of Minnesota or the states in which the Corporate Trust Offices of the Indenture Trustee and the Paying Agent are located are authorized or obligated by law or executive order to be closed.

Capitalized Advance Amount: In connection with a modification of a Mortgage Loan, any amount capitalized and added to the Unpaid Principal Balance of such Mortgage Loan.

Closing Date: [                    ].

Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Collection Account: The separate account, which shall be an Eligible Account, operated and maintained pursuant to Section 3.04.

Collection Period: With respect to any Payment Date, the immediately preceding calendar month; provided, however, with respect to proceeds received from the sale of Mortgage Loans, (a) for the initial Payment Date, the Collection Period shall be the period from, but excluding, the Cut-off Date through and including [    ] and (b) for any Payment Date other than the initial Payment Date, the Collection Period shall be the period from and including the 13th day of the month preceding the month in which the related Payment Date occurs through the 12th day of the month in which the related Payment Date occurs.

Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property or REO Property by exercise of the power of condemnation or the right of eminent domain.

Corporate Trust Office: With respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Indenture is conducted, which office at the date of the execution of this instrument is located at One Federal Street, 3rd Floor, EX-MA-FED, Boston, Massachusetts 02110, Attention: Structured Finance - VOLT [    ], Series 202[    ]-[    ] or at such other address as the Indenture Trustee may designate from time to time by notice to the Paying Agent, the Participation Agent, the Note Registrar, the Servicer and the Issuer. With respect to the Paying Agent, the principal corporate trust office of the Paying Agent at which at any particular time its corporate trust business with respect to the Indenture is conducted, which office at the date of the execution of this instrument is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager VOLT [    ], Series 202[    ]-[    ], and for Note transfer purposes is located at 600 South Fourth Street, 7th Floor, MAC N9300-070, Minneapolis, MN 55479, Attention: Corporate Trust Operations VOLT 202[    ]-[    ] or at such other address as the Paying Agent may designate from time to time by notice to the Indenture Trustee, the Participation Agent, the Note Registrar, the Servicer and the Issuer.

Custodial Agreement: The custodial agreement, dated [                    ], among the Custodian, the Depositor, the Indenture Trustee, the Issuer, the Participation Agent and the Servicer, relating to the VOLT [    ] Asset-Backed Notes, Series 202[    ]-[    ], as may be amended from time to time.

Custodian: Wells Fargo Bank, N.A., or its successor in interest or assigns.

Cut-off Date: The close of business on [                    ].

Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

Deferred Servicing Advance Amount: In connection with a Modification of a Mortgage Loan prior to the Cut-off Date, the amount of servicing advances deferred without interest and payable by the related Mortgagor upon the earliest of (i) the maturity thereof, (ii) the sale of the related Mortgaged Property or (iii) payoff of such Mortgage Loan.

Deficient Valuation: With respect to any Mortgage Loan, the valuation that is established when a bankruptcy court establishes the value of a Mortgaged Property at an amount less than the then-outstanding Unpaid Principal Balance of the Mortgage Loan secured by such Mortgaged Property or reduces the then-outstanding Unpaid Principal Balance of a Mortgage Loan.

Delinquent: Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made prior to the close of business on the day immediately prior to the next succeeding Due Date. With respect to any date of determination, determinations of delinquency shall be made as of the close of business on the last day of the prior calendar month. Mortgage Loans with Due Dates which are not the first of the month are treated for determination of delinquency status as if the Due Date was the first of the following month.

Demand: As defined in Section 4.03(a) hereof.

Depositor: VOLT Master Depositor, LLC or any successor thereto.

Due Date: With respect to each Mortgage Loan, the day of the calendar month on which each Monthly Payment is due on such Mortgage Loan (including the Balloon Payment with respect to a Balloon Mortgage Loan), exclusive of any days of grace.

Eligible Account: Any of:

(i)    an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which are rated at the time any amounts are held on deposit therein in the highest or second highest short-term rating (without regard to any “+” designation) of any Rating Agency (or at least “A” or the equivalent (without regard to any “+” designation) if such institution has no short-term rating from any Rating Agency) (any such rating, a “Qualifying Rating”); provided, that following a downgrade, withdrawal or suspension of any such institution’s rating below the applicable Qualifying Rating, such account shall promptly (and in any case within not more than thirty (30) calendar days) be moved to another institution which has a Qualifying Rating, or to one or more segregated trust accounts as provided in clause (ii) or clause (iii);

(ii)    an account or accounts the deposits in which are fully insured by the FDIC; or

(iii)    a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company subject to the regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulations Section 9.10(b) which has corporate trust powers acting in its fiduciary capacity.

Eligible Accounts may bear interest.

Eligible Loan: All Mortgage Loans other than those (i) secured by a condemned property or (ii) with an origination date on or after January 1, 2009.

Escrow Account: The separate account or accounts, each of which shall be an Eligible Account, operated and maintained pursuant to Section 3.06 hereof.

Escrow Payments: The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, Primary Mortgage Insurance Policy premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

Fannie Mae: Federal National Mortgage Association (authorized to do business as Fannie Mae) or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FIFO: As defined in Section 3.23(d) hereof.

Final Appointment Date: As defined in Section 8.01 hereof.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or Transferred REO Property, a determination made by the Servicer that all Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered.

Fixed Rate Mortgage Loan: A Mortgage Loan with respect to which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

Freddie Mac: The Federal Home Loan Mortgage Corporation (conducting business as Freddie Mac) or any successor thereto.

HAFA: The U.S. Treasury’s Home Affordable Foreclosure Alternatives Program.

HAMP: The U.S. Treasury’s Home Affordable Modification Program.

Indemnitee: As defined in Section 6.01 hereof.

Indenture: The indenture, dated [                    ], by and among the Issuer, the Paying Agent, Wells Fargo Bank, N.A., as note registrar, and the Indenture Trustee, relating to the VOLT [    ]Asset-Backed Notes, Series 202[    ]-[    ], as may be amended from time to time.

Index: With respect to any Adjustable Rate Mortgage Loan, the index set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

Initial REO Property: Any one- to four-family residential property previously acquired through foreclosure or grant of a deed in lieu of foreclosure or other comparable conversion of the ownership of a mortgage loan, held by or transferred to the Participation Agent as of the Cut-off Date and represented by the Participation Certificate.

Insurance Proceeds: Proceeds of any title policy, hazard policy, Primary Mortgage Insurance Policy or other insurance policy covering a Mortgage Asset, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or REO Property, required to be deposited in an Escrow Account or released to the Mortgagor in accordance with Accepted Servicing Practices.

Liquidated Asset: Any Mortgage Loan sold by the Issuer or any REO Property or Delinquent or defaulted Mortgage Loan that was liquidated and as to which the Servicer or REO Manager has determined that all amounts which it expects to recover from or on account of such Mortgage Asset have been recovered.

Liquidation Proceeds: Insurance Proceeds, Condemnation Proceeds, REO Proceeds and all other cash amounts received and retained in connection with a Liquidated Asset, including any amounts received from the REO Manager.

Loan Sale/REO Advisor: Hudson Americas L.P., a Delaware limited partnership.

Losses: As defined in Section 6.01 hereof.

Management Advances: All customary, reasonable and necessary “out-of-pocket” fees, costs and expenses incurred after the Cut-off Date by the REO Manager or the REO Management Vendor in the performance of its management obligations, including, but not limited to, (a) the fees and costs of preservation, inspection, restoration, construction, protection, rehabilitation and repair of the REO Property, including without limitation advances in respect of prior liens, insurance, real estate taxes and assessments, (b) the fees and costs of any collection, enforcement or judicial proceedings, including without limitation collections and liquidations, (c) the fees and costs of the conservation, management, rental, sale and liquidation of any REO Property and (d) the cost of obtaining any legal documentation required to be included in the REO File and/or correcting any outstanding title issues (i.e., any lien or encumbrance on the REO Property that prevents the timely liquidation thereof) reasonably necessary for the REO Manager to perform its obligations.

Membership Certificate: The certificate evidencing a 100% membership interest in the Issuer.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Designated Mortgage Loan: A Mortgage Loan where MERS acts as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof, or as nominee for any subsequent assignee of the originator pursuant to an assignment of mortgage to MERS.

MERS System: The system of recording transfers of Mortgages electronically maintained by MERS.

Modification: A modification to the terms of a Mortgage Loan, made in accordance with the terms hereof.

Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest (including any Balloon Payment) payable by a Mortgagor under the related Mortgage Note on each Due Date determined after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan, (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Servicemembers Civil Relief Act or similar state laws and (iii) any Modification or forbearance agreement.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on the Mortgaged Property securing the Mortgage Loan.

Mortgage Assets: Collectively, the Mortgage Loans and the REO Properties.

Mortgage Asset Schedule: The schedule of the Mortgage Assets attached hereto as Exhibit A, setting forth information with respect to such Mortgage Assets.

Mortgage Interest Rate: (a) With respect to each Fixed Rate Mortgage Loan, the fixed annual rate of interest provided for in the related Mortgage Note and (b) with respect to each Adjustable Rate Mortgage Loan, the annual rate that interest accrues on such Adjustable Rate Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, in each case net of any reduction due to the Servicemembers Civil Relief Act or similar state laws and as such may be modified in accordance with a Modification.

Mortgage Loan: A mortgage loan held by the Participation Agent, as identified in the Mortgage Asset Schedule, and any other mortgage loan transferred by the Sponsor or an Affiliate thereof in connection with an optional redemption and reissuance of new Notes under the Indenture.

Mortgage Note: The originally executed note or other evidence of indebtedness of a Mortgagor under the related Mortgage Loan.

Mortgaged Property: The underlying property securing a Mortgage Loan.

Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor’s or mortgagor’s successor’s in title to the Mortgaged Property.

Note Redemption Right: As defined in Appendix A to the Indenture.

Notes: As defined in Appendix A to the Indenture.

Noteholder: As defined in Appendix A to the Indenture.

Notice of Facility Termination: As defined in Section 3.23(g) hereof.

Officer’s Certificate: A certificate signed by the Chief Executive Officer, President, Chief Operating Officer or the Chief Financial Officer or a Vice President or the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, that is reasonably acceptable to the Indenture Trustee or Paying Agent, as applicable.

Owner Trustee: The owner trustee appointed pursuant to the terms of the Trust Agreement, not in its individual capacity but solely in its capacity as owner trustee thereunder.

Participation Agreement: The amended and restated master participation agreement, dated [                    ], among the Participation Agent, the Sponsor and Wells Fargo Bank, N.A., as participation registrar, as supplemented by the participation supplements thereto and as may be amended or supplemented from time to time.

Participation Certificate: The certificate issued pursuant to the Participation Agreement and designated as the Participation Certificate evidencing, subject to the terms of the Participation Agreement, a 100% beneficial ownership interest in the Mortgage Assets owned by the Participation Agent and the proceeds thereof. The Participation Certificate is designated in the participation register as “VOLT 202[    ]-[    ].”

Patriot Act: As defined in Section 8.17 hereof.

Payment Date: The 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in [    ].

Permitted Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than one day prior to the Remittance Date in each month:

(i)    direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii)    federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories, the Paying Agent or any agent of the Paying Agent, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of such investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by any Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii)    repurchase agreements collateralized by Direct Obligations or securities guaranteed by Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by any Rating Agency in its highest short-term rating category;

(iv)    securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from any Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of any Rating Agency;

(v)    commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof), other than extendable commercial paper, rated by any Rating Agency in its highest short-term rating category;

(vi)    certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(vii)    any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment rated in the highest rating category by any Rating Agency. Such investments in this clause (vii) may include money market mutual funds or common trust funds, including any fund for which the Paying Agent or an Affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (1) the Paying Agent or an Affiliate thereof charges and collects fees and expenses from such funds for services rendered, (2) the Paying Agent or an Affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (3) services performed for such funds and pursuant to this Agreement may converge at any time;

provided, however, that no such instrument shall be an Permitted Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations; and, provided, further, that such investment shall not be subject to withholding or deduction unless the issuer of such investment is required to gross-up such amounts.

Person: An individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pre-Existing Servicing Advances: Any amounts disbursed by a prior servicer with respect to the Mortgage Assets or made by the Servicer but reimbursed to the Servicer prior to the Cut-off Date that would fall within the definition of “Servicing Advances” hereunder, but for the fact that such amounts were disbursed prior to the Cut-off Date.

Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related security instrument, if any, or any replacement policy therefor.

Principal Prepayment: Any payment (whether partial or full) of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Qualified Insurer: An insurance company duly qualified as such under the laws of the state in which the Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance provided.

Rating Agency: Any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act.

Remittance Date: The Business Day immediately preceding each Payment Date.

REO Deed: With respect to each REO Property, any trustee’s deed, sheriff’s deed, referee’s deed, master’s deed, mortgagee’s deed, special warranty deed, certificate of title, certificate of foreclosure, certificate of non-redemption or any other document (however so named) equivalent to any of the aforementioned documents which is required by the law of the jurisdiction in which the REO Property is located to convey fee title.

REO Disposition: The final sale of any REO Property.

REO Management Agreement: The REO management agreement, dated [                    ], among the Issuer, the REO Manager, the Participation Agent and the Indenture Trustee, as may be amended from time to time.

REO Management Vendor: Each property management vendor designated by the REO Manager to manage REO Properties, including the renovation, rehabilitation, rental and sale thereof.

REO Manager: LSF[    ] Mortgage Holdings, LLC.

REO Proceeds: All net revenues, receipts and/or proceeds received with respect to an REO Property, including any proceeds from an REO Disposition in each case, after deducting any amounts due to the related REO Management Vendor.

REO Property: Any Initial REO Property or Subsequent REO Property.

Reinstated Mortgage Loan: Each Mortgage Loan that is greater than one hundred and eighty (180) days Delinquent as of the Cut-off Date for which the related Mortgagor becomes current on such Mortgage Loan through means other than a Modification, assumption, forbearance or extension.

Reinstatement Fee: With respect to each Reinstated Mortgage Loan, a fee payable to the Servicer equal to: (a) upon the timely remittance of three (3) consecutive Monthly Payments on such Reinstated Mortgage Loan, the product of (i) 25% and (ii) 1% of the then outstanding Unpaid Principal Balance of such Reinstated Mortgage Loan and (b) upon the earlier of the timely remittance of twelve (12) consecutive Monthly Payments and the sale of such Reinstated Mortgage Loan to an unaffiliated third party in an arm’s length transaction, the product of (i) 75% and (ii) 1% of the then-outstanding Unpaid Principal Balance of such Reinstated Mortgage Loan; provided, however, that (x) the maximum aggregate Reinstatement Fee payable under clauses (a) and (b) hereof for any such Reinstated Mortgage Loan shall be subject to a cap of $2,000 for such Reinstated Mortgage Loan, (y) when a Reinstatement Fee is payable on such Reinstated Mortgage Loan under both clauses (a) and (b), such Reinstatement Fee shall be subject to a minimum of $1,500 and (z) the Reinstatement Fee shall not be subject to a minimum if only the condition in clause (a) hereof is satisfied.

Rep and Warranty Letter Agreement: As defined in Appendix A to the Indenture.

Repurchase Price: With respect to any Mortgage Asset required to be repurchased by the Sponsor pursuant to the Rep and Warranty Letter Agreement, an amount equal to the sum of (i) the product of 85% and (x) with respect to any Mortgage Loan or Subsequent REO Property, the applicable Unpaid Principal Balance or (y) with respect to any Initial REO Property, the applicable Estimated Value, each as of the date of such repurchase, (ii) any amounts representing unreimbursed Servicing Advances or Management Advances made after the Cut-off Date and unpaid Servicing Fees with respect to such Mortgage Asset and (iii) expenses reasonably incurred or to be incurred by the Servicer, the Indenture Trustee or Paying Agent in respect of the breach or defect giving rise to the purchase obligation.

Request for Release: As defined in Section 3.20 hereof.

Rule 15Ga-1 Information: As defined in Section 4.03(b) hereof.

Servicemembers Civil Relief Act: The Servicemembers Civil Relief Act of 2003, as amended.

Servicer Event of Default: Any one of the events enumerated in Section 7.01 hereof.

Servicing Advance Reimbursement Amounts: As defined in Section 3.23(a) hereof.

Servicing Advances: All customary, reasonable and necessary “out-of-pocket” costs and expenses incurred after the Cut-off Date by the Servicer in the performance of its servicing obligations hereunder, including, but not limited to, (a) the cost of preservation, inspection, restoration, protection and repair of a Mortgaged Property or REO Property, including without limitation advances in respect of prior liens, insurance, real estate taxes and assessments, (b) the cost of any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (c) the costs of the conservation, management, valuation, sale and liquidation of any REO Property, including fees of REO Management Vendors, (d) the cost of obtaining any legal documentation required to be included in the Servicing File and/or correcting any outstanding title issues (i.e., any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position or any lien on an REO Property that prevents the timely liquidation thereof) reasonably necessary for the Servicer to perform its obligations under this Agreement, (e) the cost of executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage to the extent not recovered from the related Mortgagor, (f) expenses incurred in connection with any loss mitigation programs and (g) fees and expenses incurred in connection with sales, refinancings or short refinancings of Mortgage Loans.

For the avoidance of doubt, any Management Advances incurred by the REO Manager or REO Management Vendor shall be deemed Servicing Advances incurred by the Servicer for purposes of this Agreement.

Servicing Fee: With respect to each Collection Period and any Mortgage Loan, an amount equal to one-twelfth of the product of (i) the Servicing Fee Rate and (ii) the Unpaid Principal Balance of such Mortgage Loan as of the opening of business on the first day of such Collection Period (the “Base Fee”). With respect to any REO Property (other than a Transferred REO Property), the Servicer shall be entitled to a Servicing Fee equal to the lesser of (i) the Servicer’s cost for its obligations with respect to such REO Property pursuant to Section 3.13 hereof plus a 10% margin (as further set forth in a separate agreement between the Sponsor and the Servicer) and (ii) the Base Fee (such lesser fee, the “Ancillary Fee”). For each REO Property (other than a Transferred REO Property), the excess of the Base Fee over the Ancillary Fee may be applied by the Servicer, at the direction of the REO Manager, to pay the fees of any REO Management Vendor. For any Transferred REO Property, the Base Fee.

Servicing Fee Rate: With respect to any Collection Period and (i) each Mortgage Loan less than sixty (60) days Delinquent (calculated using the MBA method) as of the end of the immediately preceding Collection Period (or the Cut-off Date in the case of the initial Collection Period), 0.375% per annum, and (ii) each Mortgage Loan sixty (60) or more days Delinquent (calculated using the MBA method) as of the end of the immediately preceding Collection Period (or the Cut-off Date in the case of the initial Collection Period) and each Transferred REO Property, 1.000% per annum.

Servicing File: The items pertaining to a particular Mortgage Asset including, but not limited to, the computer files (whether held locally or on the internet), data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Asset, which are held in trust for the Participation Agent by the Servicer, subject to the lien of the Indenture.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Assets whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee and the Paying Agent by the Servicer, as such list may from time to time be amended.

Servicing Transfer Costs: Any reasonable costs of the successor servicer incurred in connection with the transfer of servicing from the immediately preceding Servicer, including without limitation any reasonable costs or expenses associated with the documentation of the assumption of servicing by the successor servicer, the complete transfer of all servicing data and the completion, correction and manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Assets properly and effectively.

SFR Sales Price: The price at which the Servicer or the REO Manager sells any REO Property to an Affiliate of the Sponsor, which price shall equal 87% of the Updated Value for such REO Property plus any Servicing Advances or Management Advances related to rehabilitation and renovation costs made in respect of such REO Property after the Cut-off Date.

Sponsor: LSF[    ] Mortgage Holdings, LLC or any successor thereto.

Subsequent REO Property: Any Mortgaged Property acquired by the Participation Agent through foreclosure or grant of a deed in lieu of foreclosure or other comparable conversion of the ownership of a Mortgage Loan.

Subservicer: Any Person that services Mortgage Assets on behalf of the Servicer or any subservicer and is responsible for the performance (whether directly or through subservicers) of all or substantially all of the material servicing functions required to be performed by the Servicer under this Agreement.

Sub-Servicing Agreement: A written contract between the Servicer and a Subservicer relating to servicing and administration of certain Mortgage Assets as provided in Section 3.27 hereof, as amended or supplemented from time to time.

Successor Servicer Auction: As defined in Section 8.01 hereof.

Transaction: As defined in Section 4.03(b) hereof.

Transferred REO Property: Any REO Property transferred to the Servicer by the Issuer following the Closing Date.

Trust Agreement: The trust agreement, dated [                    ], by and among the Owner Trustee, as owner trustee, Wells Fargo Bank, N.A., as certificate registrar and trust paying agent, and the Sponsor, as may be amended from time to time.

Trust Estate: The assets pledged by the Issuer to the Indenture Trustee to secure the Notes.

Unpaid Principal Balance: As to each (a) Mortgage Loan and any date of determination, the principal balance of such Mortgage Loan at its origination (plus any deferred interest in the case of any negative amortization Mortgage Loans), less (x) the sum of (i) all collections and other amounts credited against the principal balance of such Mortgage Loan prior to such date of determination, (ii) any principal reduction resulting from a Deficient Valuation prior to such date of determination and (iii) any principal forgiveness resulting from a Modification prior to such date of determination plus (y) any Capitalized Advance Amounts and (b) Subsequent REO Property and any date of determination, the principal balance of the related mortgage loan immediately prior to the date such Subsequent REO Property was acquired less the sum of all collections and other amounts credited against such principal balance from such date of acquisition to such date of determination. For the avoidance of doubt, (i) any deferral of principal in connection with a Modification shall not reduce the Unpaid Principal Balance of a Mortgage Asset and (ii) any Deferred Servicing Advance Amount shall not be considered part of the Unpaid Principal Balance of a Mortgage Asset.

Updated Value: The updated value of each Mortgage Asset as generated by a broker’s price opinion, appraisal or automated valuation and set forth on the Mortgage Asset Schedule.

Capitalized terms used herein and not defined in this Agreement shall have the meanings ascribed to them in Appendix A to the Indenture.

ARTICLE II.

ENGAGEMENT OF SERVICER TO PERFORM SERVICING RESPONSIBILITIES.

The Issuer, the Participation Agent, the Paying Agent and the Indenture Trustee, by execution and delivery of this Agreement, do hereby contract with the Servicer for the servicing of the Mortgage Loans. Notwithstanding the foregoing, the Servicer shall commence such servicing, and the provisions of this Agreement shall apply to the parties hereto, as of the Closing Date. The Servicer shall maintain a Servicing File with respect to each Mortgage Loan in order to service such Mortgage Loan pursuant to this Agreement and each Servicing File delivered to the Servicer shall be held in trust by the Servicer for the benefit of the Participation Agent, subject to the lien of the Indenture. The Servicing File retained by the Servicer pursuant to this Agreement shall be identified in accordance with the Servicer’s file tracking system to reflect the ownership of the related Mortgage Loan by the Participation Agent, subject to the lien of the Indenture. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

ARTICLE III.

SERVICING OF THE MORTGAGE ASSETS.

SECTION 3.01.	Servicer to Service.

The Servicer, as an independent contractor, shall service and administer the Mortgage Loans and any Transferred REO Properties from and after the Closing Date in accordance with Accepted Servicing Practices, applicable law (including without limitation, all Consumer Financial Protection Bureau requirements, federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances of each governmental agency or instrumentality having jurisdiction over the servicing of a Mortgage Loan), consent orders, consent decrees, writs, remediation plans, injunctions or judgments arising out of or resulting from litigation, enforcement actions, and settlement agreements applicable to a Mortgage Loan) and this Agreement, and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement, applicable law and with Accepted Servicing Practices.

The Servicer shall (i) honor the terms of any modification, loss mitigation and/or foreclosure alternative of a prior servicer in effect as of the date servicing transferred to the Servicer for each Mortgage Loan, including any trial period plans or short sales, (ii) evaluate complete applications for modification in process as of the date servicing transferred to the Servicer for each Mortgage Loan and (iii) continue to negotiate in good faith the terms of foreclosure alternatives in process as of the date servicing transferred to the Servicer for each Mortgage Loan.

Additionally, the Servicer is hereby authorized and empowered to solicit a Mortgagor to refinance its Mortgage Loan into a new lower cost loan (including by entering into a short refinancing), including a new loan with a principal balance less than the Unpaid Principal Balance of the related Mortgage Loan by forgiving a portion of the Unpaid Principal Balance of the related Mortgage Loan, so long as (i) the Mortgagors are not selected based on the inclusion of the related Mortgage Loans in the Transaction, (ii) such refinancing is permitted by applicable law and (iii) such refinancing is expected by the Servicer to result in a higher net present value to the Issuer and the holders of the Membership Certificate than continuing to own the Mortgage Loan.

Consistent with the terms of this Agreement, Accepted Servicing Practices and applicable law, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination the related Mortgagor is in default with respect to such Mortgage Loan or the Servicer has determined default is foreseeable and such waiver, modification, postponement or indulgence is in the best interests of the Noteholders and the holders of the Membership Certificate. Notwithstanding the foregoing, the Servicer shall service a Mortgage Loan under the terms of HAMP only if it has executed an assignment and assumption agreement to the prior servicer’s participation agreement for such modification program.

Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, the Participation Agent, the Issuer and the Indenture Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge or note endorsement and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and any Transferred REO Properties. If required by the Servicer, the Issuer, the Indenture Trustee and the Participation Agent shall furnish the Servicer with any limited powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement; provided, however, that none of the Issuer, the Participation Agent, the Owner Trustee or the Indenture Trustee shall be held liable for any misuse of any such power of attorney or other documents by the Servicer; provided, further, in the case of such limited powers of attorney or other documents provided by the Indenture Trustee or the Owner Trustee, such limited powers of attorney and other documents shall be in form reasonably acceptable to the Indenture Trustee or the Owner Trustee, as applicable.

Notwithstanding anything in this Agreement to the contrary, no waiver, modification, variance, postponement of compliance or indulgence made or proposed to be made by the Servicer in accordance with the foregoing shall require the consent of the Issuer, the Participation Agent, the Indenture Trustee or any other entity.

The Servicer is authorized and empowered by the Indenture Trustee, the Issuer and the Participation Agent, in its own name or in the name of any Subservicer, when the Servicer or such Subservicer, as the case may be, believes it is appropriate in its best judgment, to cause the removal of any Mortgage Loan from registration on the MERS System, and to execute and deliver, on behalf of the Issuer, the Indenture Trustee and the Participation Agent, any and all instruments of assignment and other comparable instruments with respect to such assignment. Additionally, with respect to any Mortgage Loan for which an Assignment of Mortgage has not been recorded in the name of the Participation Agent (including any Mortgage registered on the MERS System), the Servicer shall record an Assignment of Mortgage in the name of the Participation Agent or the Owner Trustee on behalf of the Participation Agent if required by the relevant jurisdiction prior to initiating foreclosure or similar proceedings. Any related expenses shall be reimbursable to the Servicer from the Trust Estate. The Indenture Trustee shall have no duty to monitor the registration of any Mortgage Loan on the MERS System.

The Servicer shall not without the written consent of the Indenture Trustee, the Depositor, the Issuer, the Participation Agent or the Owner Trustee: (i) initiate any action, suit or proceeding solely under the name of the Indenture Trustee, the Depositor, the Issuer, the Participation Agent or the Owner Trustee without indicating the Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Indenture Trustee, the Depositor, the Issuer, the Participation Agent or the Owner Trustee to be registered to do business in any state. In no event shall the Servicer initiate foreclosure or similar proceedings in the name of the Indenture Trustee without the Indenture Trustee’s consent.

In servicing and administering (i) the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) intended to produce the highest net present value on the Mortgage Loans for the Noteholders and the holders of the Membership Certificate and (ii) any Transferred REO Property, the Servicer shall employ procedures intended to maximize proceeds to the Issuer on such Transferred REO Property, and, in each case, exercise the same care that it customarily employs and exercises in servicing and administering mortgage assets for its own account giving due consideration to Accepted Servicing Practices, this Agreement and applicable law.

The Servicer may use subcontractors and vendors in connection with the servicing of the Mortgage Assets; provided, however, that any such arrangements shall be consistent with the servicing arrangements contemplated hereunder and the Servicer shall remain obligated and liable to the Issuer, the Depositor, the Indenture Trustee, the Paying Agent, the Participation Agent, the Noteholders, the holders of the Membership Certificate and the Owner Trustee (solely with respect to the Servicer’s obligations to the Owner Trustee pursuant to Section 6.01) for the servicing and administration of the Mortgage Assets in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such arrangements or by virtue of indemnification from any such subcontractor or vendor and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Assets. All actions of each subcontractor or vendor shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer.

The Servicer will furnish, with respect to each Mortgage Loan, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, and any successors thereto, on a monthly basis.

The Servicer shall promptly forward to the Custodian original documents acquired by the Servicer in respect of a Mortgage Asset, including any REO Deed in connection with the conversion of a Mortgage Loan to a Subsequent REO Property or an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement, provided, however, that the Servicer shall promptly provide the Custodian with a certified true copy of any such document submitted for recordation, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original in accordance with Accepted Servicing Practices and applicable law. No Modification shall be recorded unless required by applicable law.

In connection with sales of Mortgage Assets by the Issuer under Sections 8.05 or 8.06 of the Indenture or a redemption and reissuance of the Notes under Section 8.07 of the Indenture, the Servicer hereby agrees to (i) update its books and records accordingly and (ii) cooperate with the Issuer, the Loan Sale/REO Advisor and the Participation Agent and take such actions as are reasonably requested by the Issuer, the Loan Sale/REO Advisor and the Participation Agent. Without limiting the foregoing, upon request of the Issuer or Loan Sale/REO Advisor, on behalf of the Issuer, the Servicer shall: (i) execute any documentation reasonably requested by the Issuer or Loan Sale/REO Advisor in connection with any loan sale or transfer of Participation Interests, (ii) provide directions or releases with respect to the Mortgage Assets subject to any such sale or transfer, (iii) subject to a confidentiality agreement, provide access to servicing comments, servicing files and such other documents and information that the Issuer or Loan Sale/REO Advisor determines are needed in order for a prospective purchaser to conduct a diligence review of the Mortgage Assets; (iv) prepare and record Assignments of Mortgage and take any other actions necessary to convey title to the Mortgage Assets subject to such sale and (v) take any further actions reasonably requested by the Issuer or Loan Sale/REO Advisor. Any expenses incurred in connection with this paragraph shall be treated as Servicing Advances.

For the avoidance of doubt, in connection with transfers of Participation Interests or the Participation Certificate, the Servicer acknowledges that it has (i) no right to service the Mortgage Assets other than as expressly set forth in this Agreement and (ii) no ownership interest in any “mortgage servicing rights” with respect to the Mortgage Assets and, if directed by the owner of the Mortgage Assets or the Participation Interests in the Mortgage Assets, the Servicer shall cooperate with any transfer of servicing.

SECTION 3.02.	Collections on the Mortgage Assets.

Continuously from the Closing Date until the principal and interest on all Mortgage Loans are paid in full and all Transferred REO Properties have been liquidated, the Servicer shall proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable (including any Pre-Existing Servicing Advances) and shall, to the extent such procedures shall be consistent with this Agreement, the terms and provisions of any related

Primary Mortgage Insurance Policy, Accepted Servicing Practices and applicable law, follow such collection procedures as it follows with respect to mortgage loans and REO properties comparable to the Mortgage Assets and held for its own account. Further, the Servicer shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

SECTION 3.03.	Realization Upon Defaulted Mortgage Loans.

(a)    The Servicer shall use its best efforts, consistent with Accepted Servicing Practices, this Agreement, applicable law and the procedures that the Servicer would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of each Mortgaged Property as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.01. The Servicer shall use its best efforts to realize upon defaulted Mortgage Loans and REO Properties in such a manner as will maximize the receipt of principal and interest by the Noteholders and the holders of the Membership Certificate, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property or Transferred REO Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan or Transferred REO Property after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Liquidation Proceeds from the related Mortgaged Property or Transferred REO Property, as applicable, as contemplated in Section 3.05. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Noteholders and the holders of the Membership Certificate including, but not limited to, a Modification, assumption, forbearance, extension, short sale, short refinancing, deed-in-lieu transaction and, if the Mortgagor is unresponsive, acquiring title to the Mortgaged Property through foreclosure as set forth in Section 3.13 hereof. In connection therewith, the Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof as contemplated in Section 3.05.

(b)    Notwithstanding the foregoing provisions of this Section 3.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property the Servicer shall not (i) cause the Issuer or the Participation Agent to obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise cause the Issuer, the Participation Agent or the Owner Trustee to acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Issuer, the Noteholders, the Depositor, the Participation Agent, the Owner Trustee or the Indenture Trustee would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental

Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1)    such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Noteholders and the holders of the Membership Certificate to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2)    there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Noteholders and the holders of the Membership Certificate to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 3.03 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.05(a)(iv).

If the Servicer determines, as described above, that it is in the best economic interest of the Noteholders and the holders of the Membership Certificate to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action, consistent with Accepted Servicing Practices, this Agreement and applicable law, as it deems to be in the best economic interest of the Noteholders and the holders of the Membership Certificate. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.05(a)(iv).

(c)    Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Liquidation Proceeds in respect of any Mortgage Loan or Transferred REO Property, net of fees, expenses, indemnity amounts, permitted reimbursements and any other amounts owed to the Servicer or REO Manager hereunder, will be applied as a recovery of principal of such Mortgage Loan and then to accrued and unpaid interest on such Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination and with respect to any Transferred REO Property, as REO Proceeds. The Servicer shall maintain records, prepared by an officer of the Servicer, of each Final Recovery Determination. Notwithstanding the foregoing, the Servicer shall not reimburse itself or any previous servicer for any Pre-Existing Servicing Advances and shall reimburse itself for Servicing Advances as set forth in Sections 3.05 and 3.07. Any Pre-Existing Servicing Advances collected by the Servicer shall be deposited into the Collection Account pursuant to Section 3.04(iii).

SECTION 3.04.	Establishment of Collection Account; Deposits in Collection Account.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Asset separate and apart from any of its own funds and general assets and shall establish and maintain on behalf of, and as an agent of, the Issuer, a segregated Collection Account, entitled “Caliber Home Loans, Inc., in trust for U.S. Bank National Association, as indenture trustee, for the VOLT [    ] Asset-Backed Notes, Collection Account.”

The Servicer shall deposit in the Collection Account on a daily basis within two (2) Business Days of identification (or within thirty (30) days of identification with respect to (v) below) and retain therein the following payments and collections received by it subsequent to the Cut-off Date:

(i)    all payments on account of principal of the Mortgage Loans, including any deferred principal balances;

(ii)    all payments on account of interest on the Mortgage Loans, including any deferred interest;

(iii)    all net Liquidation Proceeds and, to the extent collected by the Servicer, any Pre-Existing Servicing Advances;

(iv)    any amounts required to be deposited by the Servicer pursuant to Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from the Servicer’s own funds, without reimbursement therefor;

(v)    all payments to the Participation Agent or a Mortgagor from HAMP; and

(vi)    any Repurchase Price received from the Sponsor.

Any of the deposits pursuant to clauses (i), (ii) or (iii) may, at the Servicer’s option, be net of the Servicing Fee. The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, any Reinstatement Fees and other payments in the nature of late payment charges, assumption fees, and other ancillary income to the extent permitted by Section 3.21, need not be deposited by the Servicer in the Collection Account. The Collection Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Collection Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Collection Account pursuant to Section 3.05(iii). The Servicer shall give notice to the Indenture Trustee and the Paying Agent of the location of the Collection Account when established and prior to any change thereof.

Funds on deposit in the Collection Account shall either (i) remain uninvested or (ii) be invested in Permitted Investments, which Permitted Investments shall mature or be subject to redemption or withdrawal on or prior to the next occurring Remittance Date. If such funds are deposited in Permitted Investments, any and all investment earnings from any such Permitted Investments shall be for the benefit of the Servicer and the risk of loss of moneys required to be remitted to the Paying Agent for deposit in the Payment Account resulting from such investments shall be borne by and be the risk of the Servicer. The amount of any losses realized in the Collection Account in respect of any such Permitted Investments shall promptly be deposited by the Servicer from its own funds in the Collection Account.

SECTION 3.05.	Permitted Withdrawals From the Collection Account.

The Servicer may, from time to time and as often as on a daily basis, withdraw from amounts on deposit in the Collection Account for the following purposes:

(i)    to make distributions to the Paying Agent in the amounts and in the manner provided for in Section 3.14;

(ii)    to the extent not previously reimbursed, to reimburse the Servicer on its behalf or on behalf of an Advancing Person for unreimbursed Servicing Advances or to reimburse the REO Manager or an REO Management Vendor for unreimbursed Management Advances;

(iii)    to pay to (x) itself pursuant to Section 3.21 as servicing compensation (A) any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Remittance Date), (B) to the extent not previously retained, the Servicing Fee for each Mortgage Asset, (C) for each completed short sale, receipt of a completed deed-in-lieu of foreclosure or final completed Modification, an incentive fee equal to 1% of the Unpaid Principal Balance of the related Mortgage Loan (subject to a minimum payment of $1,500 and a maximum payment of $2,000), (D) any Reinstatement Fees and (E) any HAMP and HAFA incentive payments payable to servicers and (y) any fees owed or payable to any REO Management Vendor;

(iv)    to pay, or to reimburse the Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loans pursuant to Section 3.03(b);

(v)    to clear and terminate the Collection Account on the termination of this Agreement;

(vi)    to withdraw any amount deposited therein in error; and

(vii)    to reimburse the Servicer for expenses incurred by or reimbursable to the Servicer pursuant to Section 6.03.

In the case of each such reimbursement set forth above, the Servicer’s, REO Manager’s and REO Management Vendor’s right thereto shall be prior to the rights of the Noteholders, the Indenture Trustee, the Paying Agent, the Issuer or any other Person.

The Servicer shall keep and maintain separate accounting, on a Mortgage Asset by Mortgage Asset basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (ii), (iii) and (iv) above.

SECTION 3.06.	Deposits in Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain on behalf of, and as an agent of, the Issuer, a segregated Escrow Account, entitled “Caliber Home Loans, Inc., in trust for U.S. Bank National Association, as indenture trustee, for the VOLT [    ]Asset-Backed Notes, Series 202[    ]-[    ], Escrow Account.”

The Servicer shall deposit in the Escrow Account on a daily basis within two (2) Business Days of identification, and retain therein, all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth in, or in accordance with, Section 3.08. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by applicable law to be paid to the Mortgagor and, to the extent required by applicable law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

SECTION 3.07.	Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to the related Mortgage Loan but only from amounts received on such Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by applicable law, any interest paid on the funds deposited in the Escrow Account, (vii) for transfer to the purchaser of a Mortgage Loan in connection with the sale of such Mortgage Loan or (viii) to withdraw any amount deposited therein in error.

SECTION 3.08.	Payment of Taxes, Insurance and Other Charges Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and, to the extent the Mortgage provides for Escrow Payments, shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall either cause the Mortgagor to make any such payments or make Servicing Advances from its own funds to effect such payments in accordance with the Accepted Servicing Practices, this Agreement and applicable law.

The Servicer shall maintain in full force and effect, a Primary Mortgage Insurance Policy issued by a Qualified Insurer, with respect to each Mortgage Loan for which such coverage is required. Such coverage shall be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to that amount for which Freddie Mac no longer requires such insurance to be maintained. The Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such cancelled or non-renewed policy is obtained from and maintained with a Qualified Insurer. The Servicer shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.19, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, the Participation Agent, the Issuer and the Indenture Trustee, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.04, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05.

SECTION 3.09.	Transfer of Accounts.

The Servicer may transfer the Collection Account or the Escrow Account to a different depository institution from time to time. In any case, each of the Collection Account and the Escrow Account shall at all times be maintained as an Eligible Account. The Servicer shall give notice to the Issuer, the Paying Agent and the Indenture Trustee of any proposed change of location of the Collection Account not later than thirty (30) days after and not more than thirty (30) days prior to any change thereof.

SECTION 3.10.	Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan with an Unpaid Principal Balance greater than $20,000, fire and hazard insurance with extended coverage as is customary in the area where the related Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the full insurable value of such Mortgaged Property or (ii) the outstanding principal balance of such Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer; provided, however, if the Mortgagor allows such coverage to lapse, the Servicer shall procure coverage equal to the higher of (x) the last known coverage amount, if available, or (y) the Unpaid Principal Balance.

With respect to each Mortgage Loan with an Unpaid Principal Balance greater than $20,000, if such Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Unpaid Principal Balance of the Mortgage Loan, (ii) the full insurable value of the related Mortgaged Property or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968.

To the extent the Servicer has not already procured a hazard policy (and a flood insurance policy, if applicable) meeting the requirements of this Section 3.10 on the related Mortgage Loan, the Servicer shall obtain for any Transferred REO Property with an Unpaid Principal Balance greater than $20,000, (a) fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the Unpaid Principal Balance of the Transferred REO Property and (b) flood insurance not less than the least of (i) the Unpaid Principal Balance of the Transferred REO Property, (ii) the full insurable value of the Transferred REO Property or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968. Pursuant to Section 3.04, any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or Transferred REO Property, or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating remittances to the Paying Agent, be added to the Unpaid Principal Balance of the related Transferred REO Property or Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. The Servicer shall not be required to maintain any such insurance if the related Servicing Advance therefor would not be recoverable from the related Mortgage Loan or Transferred REO Property. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer or the Mortgagor or maintained on any Transferred REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Servicer. The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

SECTION 3.11.	Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Servicer shall obtain and maintain a mortgage impairment or blanket policy issued by a Qualified Insurer that has a rating in Best’s Key Rating Guide of A:VI or is acceptable to prudent mortgage servicers insuring against hazard losses on all of the Transferred REO Properties and Mortgaged Properties, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of Section 3.10, the Servicer shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or Transferred REO Property REO Property a policy complying with Section 3.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans and Transferred REO Properties, the Servicer agrees to prepare and present, on behalf of the Participation Agent and the Issuer, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Indenture Trustee, the Servicer shall cause to be delivered to the Indenture Trustee a certified true copy of such policy or a certificate evidencing such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to the Indenture Trustee.

SECTION 3.12.	Fidelity Bond, Errors and Omissions Insurance.

The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Assets to handle funds, money, documents and papers relating to the Mortgage Assets. Such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Freddie Mac in the Freddie Mac Sellers’ and Servicers’ Guide. Upon request of the Indenture Trustee or the Paying Agent, the Servicer shall cause to be delivered to the Indenture Trustee or Paying Agent, as the case may be, a certified true copy of the fidelity bond and errors and omissions insurance policy or a certificate evidencing the same and a statement from the surety and the insurer that such fidelity bond or insurance policy may not be terminated or materially modified without thirty (30) days’ prior written notice to the Indenture Trustee and the Paying Agent.

SECTION 3.13.	Title, Management and Disposition of REO Property.

In the event that title to a Mortgaged Property is to be acquired in foreclosure or by deed in lieu of foreclosure, the Servicer shall record an Assignment of Mortgage in the name of the Participation Agent or the Owner Trustee on behalf of the Participation Agent if required by the applicable jurisdiction prior to commencing foreclosure (if no Assignment of Mortgage has previously been recorded in the Participation Agent’s name or the Owner Trustee’s name on behalf of the Participation Agent if required by the applicable jurisdiction or in the case of any MERS Designated Mortgage Loan), and the deed or certificate of sale shall be taken in the name of the Participation Agent, or in the event the Participation Agent, as owner of the related Mortgage Loan, is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with this Agreement, applicable law and Accepted Servicing Practices in the state where the REO Property is located for the benefit of the Participation Agent, as owner of the related Mortgage Loan, and the Person or Persons holding such title shall acknowledge in writing that such title is being held as nominee for the Participation Agent. Notwithstanding the foregoing, the parties hereto agree that, at all times, beneficial and economic ownership of such REO Property shall be vested in the Issuer, as holder of the Participation Certificate (subject to the pledge under the Indenture). Notwithstanding the foregoing, the Servicer may undertake actions necessary to commence a foreclosure action, and commence such foreclosure action, in its own name on behalf of the Participation Agent or the Owner Trustee on behalf of the Participation Agent for administrative convenience; provided however, that title shall be vested as set forth above.

The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect, operate or rent each Transferred REO Property in the same manner that it manages, conserves, protects, operates and rents other foreclosed property for its own account, and in the same manner that similar property in the same locality as such Transferred REO Property is managed consistent with Accepted Servicing Practices and applicable law. The Servicer shall cause such Transferred REO Property to be inspected promptly upon transfer of such Transferred REO Property to it by the Issuer and shall cause such Transferred REO Property to be inspected at least quarterly thereafter. The Servicer shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Servicing File. The Servicer shall use reasonable efforts to dispose of such Transferred REO Property, subject to its obligation to manage, conserve, protect and operate such REO Property solely for the purpose of maximizing recoveries for the Issuer. Pursuant to its efforts to sell such property, the Servicer shall either itself or through an agent selected by the Servicer, protect and conserve such property in the same manner and to such an extent as is customary in the locality where such property is located and consistent with applicable law. In connection therewith, the Servicer shall evaluate such Transferred REO Property for renovation prior to sale and may renovate such Transferred REO Property if it expects that the capital expenditures for such renovation would result in a higher recovery for the Issuer versus sale of such Transferred REO Property without such renovation.

Any sale by the Servicer of such Transferred REO Property to an Affiliate shall be at the SFR Sales Price. Additionally, the Servicer shall perform any tax withholding and reporting required by the Code.

Each REO Disposition with respect to a Transferred REO Property shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems will maximize recoveries to the Issuer.

As of the Closing Date, each Initial REO Property is managed by LSF[    ] Mortgage Holdings, LLC, as REO manager under the REO Management Agreement, dated the date hereof. Additionally, any Subsequent REO Properties created after the Closing Date shall also be managed by the REO Manager pursuant to the REO Management Agreement. Notwithstanding the foregoing, the Servicer shall be obligated: (i) to report with respect to the REO Properties as if such REO Properties were subject to this Agreement; (ii) to receive any remittances from or on behalf of the REO Manager with respect to the REO Properties and remit any such amounts to the Paying Agent in accordance with Section 3.14 hereof; (iii) to process any requests by the REO Manager with respect to reimbursements of Management Advances incurred by or on behalf of the REO Manager; (iv) to provide such information, documentation and authorizations as are reasonably requested by the REO Manager or REO Management Vendor to manage the REO Properties and (v) to the extent any legal proceedings are initiated by a Mortgagor related to the servicing of such Mortgage Asset prior to such Mortgage Asset converting to an REO Property, to manage such legal proceedings with the cooperation of the REO Manager.

SECTION 3.14.	Remittances.

On each Remittance Date prior to the satisfaction and discharge of the Indenture, unless notice has been provided to the Servicer by the Paying Agent specifying a different date in connection with a bulk sale under Section 8.05(c) of the Indenture or the exercise of the Note Redemption Right under Section 8.05(a) of the Indenture, the Servicer shall remit to the Paying Agent for deposit to the Payment Account no later than 3:00 P.M. New York city time all amounts credited to the Collection Account with respect to the related Collection Period, net of charges against or withdrawals from the Collection Account pursuant to Section 3.05.

All remittances required to be made to the Paying Agent under this Agreement shall be on an actual/actual basis and made to the following wire account:

Bank: Wells Fargo Bank, N.A.

ABA#: [    ]

Account Name: MMG Columbia Clearing

Account #: [    ]

For further credit to: VOLT 202[    ]-[    ]Payment Account #[    ]

On each Remittance Date after the Indenture Termination Date, unless otherwise directed by the Issuer, the Servicer shall remit no later than 3:00 P.M. New York city time all amounts credited to the Collection Account with respect to the related Collection Period, net of charges against or withdrawals from the Collection Account pursuant to Section 3.05, as follows:

Bank: Wells Fargo Bank, N.A.

ABA #: [    ]

SWIFT: [    ]

Account Name: [    ]

Account #: [    ]

SECTION 3.15.	Remittance Reports.

Not later than the 18th calendar day of each month (or if such calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall furnish the following reports to the Paying Agent and the Loan Sale/REO Advisor, including but not limited to: (i) a monthly remittance report in written or electronic format (or in such other format mutually agreed to between the Servicer and the Paying Agent) relating to the most recently completed Collection Period in the form of Exhibit B or in such form mutually agreed to in writing between the Servicer and the Paying Agent and (ii) such other asset-level and summary information reasonably available to it with respect to the Mortgage Assets as the Paying Agent may reasonably require to perform the calculations necessary to make the payments contemplated by the Indenture and prepare the statement to Noteholders required under the Indenture (including without limitation the number of Mortgage Loans subject to COVID-related payment forbearances and deferrals and information with respect to rented REO Properties) or the Loan Sale/REO Advisor may reasonably request to facilitate sales of Mortgage Assets by the Issuer. For the avoidance of doubt, the Servicer shall have the same reporting obligations with respect to all REO Properties held by the Participation Agent in the Transaction that it has for the Mortgage Loans under this Section 3.15. Any such reports shall be provided by the Servicer to the Participation Agent and the Issuer following the Indenture Termination Date.

With respect to the Mortgage Assets, monthly or quarterly, as applicable, and not later than the 18th calendar day of any month in which a report is sent (or if such calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall furnish to the Sponsor or its designee any report required pursuant to each applicable mortgage loan purchase agreement related to the Mortgage Assets.

SECTION 3.16.	Statements to the Paying Agent.

Upon request, the Servicer shall forward to the Paying Agent or its designee a statement prepared by the Servicer setting forth the status of the Collection Account as of the end of the Collection Period preceding the most recent Remittance Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.04 and each category of withdrawal specified in Section 3.05.

The Servicer shall prepare or cause to be prepared and file or cause to be filed any and all tax returns, information statements or other filings that the Servicer is required to deliver to any governmental taxing authority or to the Indenture Trustee, the Paying Agent, the Issuer, the Participation Agent and each successor in interest pursuant to any applicable law with respect to the Mortgage Assets and the transactions contemplated hereby arising after the Closing Date. In addition, the Servicer shall provide, not more than sixty (60) days after the end of each calendar year, the Indenture Trustee, the Paying Agent, the Issuer and the Participation Agent with such information reasonably available to the Servicer arising after the Closing Date concerning the Mortgage Assets as is necessary for such party to prepare any income tax return or report as any such party may reasonably request from time to time.

SECTION 3.17.	[RESERVED].

SECTION 3.18.	Annual Statement as to Compliance.

On or prior to March 31 of each year, beginning in calendar year 2021, the Servicer shall deliver to the Issuer, the Indenture Trustee, the Paying Agent, the Participation Agent and the Depositor a statement to the effect that (i) an authorized officer of the Servicer has reviewed (or a review has been made under its supervision of) the Servicer’s activities under this Agreement during the prior calendar year (or applicable portion thereof) and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout the period covered by the prior calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any respect, a statement of such failure known to such officer and the nature and the status thereof.

SECTION 3.19.	Assumption Agreements.

The Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by applicable law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 3.19, the Servicer, with the prior written consent of the insurer under the Primary Mortgage Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures of prudent mortgage lenders in the state in which the related Mortgaged Property is located. With respect to an assumption or substitution of liability, the Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. The original of any such substitution of liability or assumption agreement shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement shall be for the benefit of the Servicer as part of its servicing compensation.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by applicable law from preventing, for any reason whatsoever.

SECTION 3.20.	Satisfaction of Mortgages and Release of Mortgage Files and REO Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Custodian. Upon receipt of such certification and request, the Custodian will promptly release the related mortgage documents to the Servicer and the Servicer shall prepare and process any satisfaction or release. Any such reasonable expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be deemed a Servicing Advance.

From time to time and as appropriate for the liquidation of Transferred REO Properties or servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy, the Servicer shall request the release of all or a portion of the Mortgage Asset documents held by the Custodian by executing a request for release, signed by a Servicing Officer, a form of which is attached hereto as Exhibit C (a “Request for Release”). The Servicer shall return the related Mortgage File or REO File to the Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Asset has been liquidated or sold and the Liquidation Proceeds relating to the Mortgage Asset have been deposited in the Collection Account or the Mortgage File has been delivered to an attorney, or to a public trustee or other public official as required by applicable law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. Upon the Custodian’s receipt of the Request for Release indicating that such Mortgage Loan was liquidated, the Mortgage Loan documents shall be released by the Custodian to the Servicer, and the Custodian shall have no further responsibility with regard to such Mortgage File.

SECTION 3.21.	Servicing Compensation.

As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Collection Account or to retain from collections on the Mortgage Assets the amounts provided for as the Servicer’s Servicing Fee. Additional servicing compensation in the form of assumption fees, as provided in Section 3.19, incentive payments for each completed short sale, receipt of a completed deed-in-lieu of foreclosure or final completed Modification of a Mortgage Loan from amounts in the Collection Account, any incentive payments payable to it in connection with governmental loss mitigation programs, Reinstatement Fees, late payment charges and similar ancillary servicing compensation shall be retained by the Servicer to the extent not required to be deposited in the Collection Account, pursuant to Section 3.04, or if remitted to the Collection Account, withdrawn therefrom. In addition, the Servicer shall be entitled to investment earnings from Permitted Investments of funds on deposit in the Collection Account pursuant to Section 3.04. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein. Upon the termination of the Servicer and any transfer of servicing hereunder, the Servicer is entitled to reimbursement for any outstanding Servicing Advances; provided, that any such amounts shall only be payable to the Servicer in accordance with and to the extent provided in this Agreement.

SECTION 3.22.	Notification of Adjustments.

On each Adjustment Date, the Servicer shall make interest rate adjustments for each Adjustable Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. Upon the discovery by the Servicer or the Paying Agent that the Servicer has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall deposit within five (5) Business Days of discovery or receipt of written notice thereof in the Collection Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

SECTION 3.23.	Advancing Facility and Pledge of Servicing Rights.

(a)    The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”) under which (i) the Servicer assigns or pledges to another Person (together with such Person’s successors and assigns, an “Advancing Person”) the Servicer’s rights under this Agreement to be reimbursed for any Servicing Advances and (ii) an Advancing Person agrees to fund some or all Servicing Advances required to be made by the Servicer pursuant to this Agreement; it being understood that neither the Issuer nor any party hereto who has received an Advance Facility Notice shall have a right or claim (including, without limitation, any right of offset) to any amounts for reimbursement of Servicing Advances so assigned. Notwithstanding any other provisions of this Agreement, no consent of the Issuer, the Participation Agent, the Indenture Trustee, the Paying Agent, the Noteholders or any other party is required before the Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Servicing Advances on the Servicer’s behalf, the Servicer shall remain obligated pursuant to this Agreement to make Servicing Advances pursuant to and as required by this Agreement and shall not be relieved of such obligation by virtue of such Advance Facility. If the Servicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Servicing Advances, as applicable, pursuant to this Agreement, then the Servicer shall remit amounts collected that would otherwise be retained by the Servicer to reimburse it for previously unreimbursed Servicing Advances (“Servicing Advance Reimbursement Amounts”) (in each case to the extent such Servicing Advance Reimbursement Amount is included in the Advance Facility) in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an “Advance Facility Trustee”) designated by such Advancing Person. Notwithstanding anything to the contrary herein, in no event shall any Servicing Advance Reimbursement Amounts be included in any amounts required to be distributed to Noteholders. If the Servicer enters into an Advance Facility, the Servicer and the related Advancing Person shall deliver to the Indenture Trustee and the Paying Agent a written notice of the existence of such Advance Facility (an “Advance Facility Notice”), stating the identity of the Advancing Person and any related Advance Facility Trustee and each of the Indenture Trustee and the Paying Agent shall execute a letter of acknowledgment confirming its receipt of an Advance Facility Notice within five (5) Business Days of receipt thereof. The Indenture Trustee and the Paying Agent shall not be deemed to have notice of any Advance Facility in the absence of receipt of such written notice and execution of such acknowledgement. An Advance Facility may only be terminated by the joint written direction of the Servicer and the related Advancing Person as described in paragraph (g) below.

(b)    Servicing Advance Reimbursement Amounts shall consist solely of amounts in respect of Servicing Advances made with respect to the Mortgage Assets for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related Servicing Advance(s). The receivables assigned or pledged to the Advancing Person are obligations owed from the Issuer to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Servicing Advances only to the extent provided herein; provided, however, that no security interest in the receivables granted to the Advancing Person by the Servicer shall give the Advancing Person any rights against the Issuer, the Indenture Trustee or the Paying Agent other than the Servicer’s right to be reimbursed as provided in this Section, and, notwithstanding anything else provided in this Section, none of the Issuer, the Indenture Trustee or the Paying Agent is separately obligated or liable to repay any loans made by the Advancing Person. The Servicer shall maintain and provide to any successor servicer (with a copy to the Paying Agent) a detailed accounting on a loan by loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor servicer shall not be liable for any errors in such information.

(c)    An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for Servicing Advances, and/or whose obligations hereunder are limited to the funding of Servicing Advances, shall not be required to meet the criteria for qualification of a subservicer set forth in this Agreement.

(d)    Servicing Advance Reimbursement Amounts collected with respect to each Mortgage Asset shall be allocated to outstanding unreimbursed Servicing Advances made with respect to that Mortgage Asset on a “first-in, first out” (“FIFO”) basis. Any successor servicer and the Advancing Person or Advance Facility Trustee shall be required to apply all Servicing Advance Reimbursement Amounts with respect to any Mortgage Asset, as and when collected, first, to the Advancing Person or Advance Facility Trustee to the extent of the interest of the Advancing Person or Advance Facility Trustee in such Servicing Advances, second to the Servicer in respect of Servicing Advances related to that Mortgage Asset in excess of those in which the Advancing Person or Advance Facility Trustee has an interest, and third, to the successor servicer in respect of any other Servicing Advances related to that Mortgage Asset. In the event that, as a result of the FIFO allocation made pursuant to this paragraph (d), some or all of a Servicing Advance Reimbursement Amount paid to the Advancing Person or Advance Facility Trustee relates to Servicing Advances that were made by a Person other than the Servicer or the Advancing Person or Advance Facility Trustee, then the Advancing Person or Advance Facility Trustee shall be required to remit any portion of such Servicing Advance Reimbursement Amount to the Person entitled to such portion of such Servicing Advance Reimbursement Amount. The Servicer shall provide to the related Advancing Person or Advance Facility Trustee loan by loan information with respect to each Servicing Advance Reimbursement Amount distributed to such Advancing Person or Advance Facility Trustee on each date of remittance thereof to such Advancing Person or Advance Facility Trustee, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Servicing Advance Reimbursement Amount with respect to each Mortgage Asset.

(e)    By way of illustration, and not by way of limiting the generality of the foregoing, if the Servicer resigns or is terminated at a time when the Servicer is a party to an Advance Facility, and is replaced by a successor servicer, and the successor servicer directly funds Servicing Advances with respect to a Mortgage Asset and does not assign or pledge the related Servicing Advance Reimbursement Amounts to the related Advancing Person or Advance Facility Trustee, then all payments and recoveries received from the related Mortgagor or received in the form of Liquidation Proceeds will be allocated first to the Advancing Person or Advance Facility Trustee until the related Servicing Advance Reimbursement Amounts attributable to such Mortgage Asset that are owed to the Servicer and the Advancing Person, which were made prior to any Servicing Advances made by the successor servicer, have been reimbursed in full, at which point the successor servicer shall be entitled to retain all related Servicing Advance Reimbursement Amounts subsequently collected with respect to that Mortgage Asset pursuant to this Agreement.

(f)    If the Servicer enters into an Advance Facility, it shall indemnify the Indenture Trustee, the Paying Agent, the Issuer, the Participation Agent and its trustees and administrators and any successor servicer for any claim, loss, liability or damage resulting from any claim by the related Advancing Person, the Advance Facility Trustee or any other Person arising out of the Servicer’s having entered into an Advance Facility, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the indemnified party, as agreed to by such party or as otherwise determined by a court of competent jurisdiction.

(g)    At any time when an Advancing Person shall have ceased funding Servicing Advances and the Advancing Person or related Advance Facility Trustee shall have received Servicing Advance Reimbursement Amounts sufficient in the aggregate to reimburse all Servicing Advances, the right to reimbursement for which were assigned or pledged to the Advancing Person, then upon the delivery of a written notice signed by the Advancing Person and the Servicer to the Indenture Trustee and the Paying Agent terminating the Advance Facility Notice (the “Notice of Facility Termination”), the Servicer shall again be entitled to withdraw and retain the related Servicing Advance Reimbursement Amounts from Collection Account and the Escrow Account pursuant to the applicable provisions of this Agreement.

(h)    After delivery of any Advance Facility Notice, and until any such Advance Facility Notice has been terminated by a Notice of Facility Termination, this Section may not be amended or otherwise modified by the parties hereto without the prior written consent of the related Advancing Person. Any Advancing Person and Advance Facility Trustee shall be a third party beneficiary of this Section 3.23.

(i)    Notwithstanding anything to the contrary herein, the Servicer may pledge or assign as collateral any or all of its right, title and interest under this Agreement to a lender or any other party as security for any loan or lending arrangement. Any amendment to this Section 3.23 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of this Section 3.23(i), including amendments to add provisions relating to a successor servicer, may be effected in accordance with Section 8.12 hereof.

SECTION 3.24.	Independent Public Accountants’ Servicing Report.

The Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Servicer) which is a member of the American Institute of Certified Public Accountants to furnish, on or before March 31 of any year, beginning in calendar year 2021, a statement to the Indenture Trustee and the Paying Agent to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Assets under this Agreement and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm confirms that such servicing has been conducted in compliance with this Agreement except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

SECTION 3.25.	Access to Certain Documentation; No Noteholder or Note Owner Access to Mortgage Asset Documentation or Records.

The Servicer shall provide to the Office of the Comptroller of the Currency, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over the Indenture Trustee, the Paying Agent or the Issuer access to the documentation regarding the Mortgage Assets serviced by the Servicer required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer.

In addition, the Servicer shall provide access to all records and documentation regarding the Mortgage Assets to the Indenture Trustee, the Paying Agent, the Issuer and the Participation Agent without charge, upon reasonable request during normal business hours at the offices of the Servicer; provided, however, none of the Servicer, the Indenture Trustee, the Paying Agent, the Issuer or the Participation Agent shall provide access to the records and documentation regarding the Mortgage Assets to any Noteholder or Note Owner or any party acting on behalf of any Noteholder or Note Owner.

The Servicer shall provide to the Indenture Trustee and Paying Agent, upon reasonable written request, a list of Servicing Officers.

SECTION 3.26.	Reports and Returns to be Filed by the Servicer.

The Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code for the period following the Closing Date. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

SECTION 3.27.	Sub-Servicing Agreements Between the Servicer and Subservicers.

The Servicer, as servicer, may arrange for the subservicing of any Mortgage Loan or Transferred REO Property by a Subservicer pursuant to a Sub-Servicing Agreement; provided, that such sub-servicing arrangement and the terms of the related Sub-Servicing Agreement must provide for the servicing of such Mortgage Loan or Transferred REO Property in a manner that is consistent with, and does not violate, the terms of this Agreement; provided, further, that any fees or expenses of such Subservicer shall be payable solely by the Servicer and shall not result in any increase of the Servicing Fee payable to the Servicer. Each Subservicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties and Transferred REO Properties it is to service are situated, if and to the extent required by law applicable to the Subservicer to enable the Subservicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Fannie Mae or Freddie Mac approved mortgage servicer (or if such entities are no longer in existence, any successor or successors thereto). Notwithstanding the provisions of any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a Subservicer or reference to actions taken through the Servicer or otherwise, the Servicer shall remain obligated and liable to the Issuer, the Participation Agent, the Indenture Trustee, the Paying Agent, the Owner Trustee (solely with respect to the Servicer’s obligations to the Owner Trustee pursuant to Section 6.01 hereof) and their successors and assigns for the servicing and administration of the Mortgage Loans and Transferred REO Properties in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans and Transferred REO Properties. Every Sub-Servicing Agreement entered into by the Servicer shall contain a provision giving the successor servicer the option to terminate such agreement in the event a successor servicer is appointed. All actions of each Subservicer performed pursuant to the related Sub-Servicing Agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans and Transferred REO Properties that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

SECTION 3.28.	Successor Subservicers.

Any Sub-Servicing Agreement shall provide that the Servicer shall be entitled to terminate any Sub-Servicing Agreement and to either itself directly service the related Mortgage Assets or enter into a Sub-Servicing Agreement with a successor Subservicer which qualifies under Section 3.27. Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by any successor to the Servicer without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or any successor to the Servicer) shall, for any reason, no longer be the servicer of the related Mortgage Loans and Transferred REO Properties (including termination due to a Servicer Event of Default). Any costs incurred by a successor servicer in terminating a Sub-Servicing Agreement entered into by a terminated Servicer and the transfer of servicing in connection therewith shall be reimbursable to the successor servicer as Servicing Transfer Costs as provided in Section 8.01.

SECTION 3.29.	No Contractual Relationship Between Subservicer and the Issuer, the Participation Agent or the Indenture Trustee.

Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans and Transferred REO Properties involving a Subservicer shall be deemed to be between the Subservicer and the Servicer alone and none of the Issuer, the Participation Agent, the Indenture Trustee or the Paying Agent shall be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Subservicer except as set forth in Section 3.27.

SECTION 3.30.	Assumption or Termination of Sub-Servicing Agreement by Successor Servicer.

In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder by a successor servicer pursuant to Section 8.01 of this Agreement, it is understood and agreed that the Servicer’s rights and obligations under any Sub-Servicing Agreement then in force between the Servicer and a Subservicer shall be assumed simultaneously by such successor servicer without act or deed on the part of such successor servicer; provided, however, that any successor servicer may terminate the Subservicer.

The Servicer shall, upon the reasonable request of the Paying Agent, but at the Servicer’s own expense, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

SECTION 3.31.	Servicer Side Letters.

With respect to each Mortgage Asset, the Servicer shall abide by the terms of any related servicer side letter executed by the Servicer in connection with the acquisition of such Mortgage Asset by the Sponsor.

ARTICLE IV.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SERVICER:

REMEDIES FOR BREACH.

SECTION 4.01.	Representations and Warranties Respecting the Servicer

The Servicer represents, warrants and covenants to the Issuer, the Participation Agent, the Indenture Trustee and the Paying Agent as of the date of this Agreement:

(i)    The Servicer is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Servicer has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property or Transferred REO Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon the Servicer by any such state, and in any event the Servicer is in compliance with the laws of any such state, to the extent such laws are applicable to the Servicer, to the extent necessary to ensure the servicing of the Mortgage Assets in accordance with the terms of this Agreement. No licenses or approvals obtained by the Servicer have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation;

(ii)    The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Issuer, the Participation Agent, the Indenture Trustee and the Paying Agent constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

(iii)    The execution and delivery of this Agreement by the Servicer and the performance of and compliance with the terms of this Agreement will not violate the Servicer’s formation documents or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or its assets;

(iv)    The Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Servicer or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Servicer or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(v)    The Servicer is an approved Servicer for Freddie Mac in good standing. No event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Freddie Mac requirements or which would require notification to Freddie Mac for which notice has not been provided;

(vi)    There are no actions or proceedings against, or investigations of, the Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement; and

(vii)    No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the date of this Agreement.

SECTION 4.02.	Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Section 4.01 shall survive (i) the engagement of the Servicer to perform the servicing responsibilities as of the date of this Agreement and (ii) any resignation or removal of the Servicer hereunder and shall inure to the benefit of the Issuer, the Participation Agent, the Indenture Trustee and the Paying Agent. Upon discovery by any of the Issuer, the Participation Agent, the Indenture Trustee or the Paying Agent of a breach of any of the foregoing representations and warranties that materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Properties, the Transferred REO Properties or the interests of the Issuer, the Participation Agent, the Indenture Trustee or the Paying Agent, the party discovering such breach shall give prompt written notice to the others.

Within sixty (60) days of the earlier of either discovery by the Servicer, or notice to the Servicer, of any breach of a representation or warranty which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Properties or the Transferred REO Properties, the Servicer shall use its best efforts promptly to cure such breach in all material respects.

SECTION 4.03.	Compliance with Rule 15Ga-1.

(a)    To the extent the Servicer or a Responsible Officer of the Indenture Trustee or the Paying Agent receives a demand for the repurchase of a Mortgage Asset based on a breach of a representation or warranty made by the Sponsor (each, a “Demand”), the Servicer, the Paying Agent or the Indenture Trustee, as applicable, agrees (i) if such Demand is in writing, promptly to forward such Demand to the Depositor, and (ii) if such Demand is oral, to instruct the requesting party to submit such Demand in writing to the Indenture Trustee and the Depositor.

(b)    To the extent in its possession, and no later than the 10th Business Day following the end of each calendar quarter beginning with the calendar quarter ending [    ], the Servicer, the Paying Agent and the Indenture Trustee shall provide to the Depositor information regarding Asset Repurchase Activities during the immediately preceding calendar quarter related to the Mortgage Assets for the VOLT [    ] Asset-Backed Notes, Series 202[    ]-[    ] transaction (the “Transaction”) in substantially the form of Exhibit D hereof (the “Rule 15Ga-1 Information”). For purposes of this Agreement, references to any calendar quarter shall mean the related preceding calendar quarter ending in March, June, September, or December, as applicable. The reporting of the Paying Agent and the Indenture Trustee shall be limited to information that has been received by the Paying Agent and the Indenture Trustee, as the case may be, solely in such capacities and not in any other capacity. Neither the Paying Agent nor the Indenture Trustee has any duty or obligation to undertake any investigation or inquiry related to any Asset Repurchase Activity, or otherwise assume any additional duties or responsibilities, other than those express duties or responsibilities the Paying Agent and the Indenture Trustee have hereunder or under the Transaction Documents, and no such additional obligations or duties are otherwise implied by the terms of this Agreement. The Depositor has full responsibility for compliance with all related reporting requirements associated with the Transaction and for all interpretive issues regarding this information. In no event shall the Depositor seek to hold the Paying Agent or the Indenture Trustee responsible or liable in connection with any Rule 15Ga-1 compliance filing required to be made by the Depositor or any other third party.

ARTICLE V.

[RESERVED]

ARTICLE VI.

THE SERVICER.

SECTION 6.01.	Indemnification by the Servicer.

The Servicer shall indemnify the Issuer, the Participation Agent, the Indenture Trustee, the Paying Agent, the Note Registrar, the Custodian and the Owner Trustee and in each case any officer, director, employee or agent of such party or any successor in interest to such party under this Agreement (for purposes of this paragraph, collectively, the “Indemnitees” and individually, an “Indemnitee”) and hold harmless any such Indemnitee against any and all losses, claims, damages, liabilities or expenses (including reasonable legal fees and expenses incurred in the enforcement of indemnification rights hereunder) (“Losses”) that any Indemnitee may sustain in any way related to (a) the failure of the Servicer to perform its obligations under this Agreement, including but not limited to its obligation to service and administer the Mortgage Loans and Transferred REO Properties in compliance with the terms of this Agreement or (b) a breach of the Servicer’s representations or warranties contained in Section 4.01; provided, however, that the Servicer shall not indemnify any Indemnitee to the extent that any such Losses resulted from the negligence (or gross negligence with respect to the Owner Trustee), bad faith or willful misconduct of such Indemnitee, as agreed to by such party or as otherwise determined by a court of competent jurisdiction. The provisions of this Section 6.01 shall survive the resignation or termination of the Servicer or the termination of this Agreement.

SECTION 6.02.	Merger or Consolidation of the Servicer.

The Servicer shall keep in full force and effect its existence and rights as a corporation and shall obtain and preserve its qualification to do business in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans or Transferred REO Properties, and to enable the Servicer to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or a sale of substantially all of the assets of the Servicer or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, including consent or approval from any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall (i) be an institution whose business is the servicing of mortgage loans, and (ii) be a Fannie Mae or Freddie Mac approved servicer (or if such entities are no longer in existence, any successor or successors thereto) and (iii) have a net worth of at least $15,000,000.

SECTION 6.03.	Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any director, officer, employee or agent of the Servicer, will be under any liability to the Indenture Trustee, the Paying Agent, the Note Registrar, the Custodian, the Issuer, the Participation Agent, the Noteholders or the holders of the Membership Certificate, for the taking of any action or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (or gross negligence with respect to the Owner Trustee) in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties hereunder. The Servicer, and any director, officer, employee or agent of the Servicer shall be entitled to indemnification from the assets of the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with the performance of its duties and obligations and any legal action relating to this Agreement or the Notes, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligation to sell or duty to service the Mortgage Assets in accordance with this Agreement and which in its opinion may result in its incurring any expenses or liability; provided, however, that the Servicer may undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Issuer shall be liable, the Servicer shall be entitled to reimbursement therefor from the Trust Estate pursuant to Section 3.05 except when such expenses, costs and liabilities are subject to the Servicer’s indemnification under Section 6.01. Notwithstanding the foregoing, the Servicer shall not settle any litigation or similar proceeding on behalf of itself, the Issuer or the Participation Agent for which the Servicer would seek indemnification in an amount in excess of $25,000 under this Section 6.03 unless the Servicer has obtained the written consent of the Issuer to such settlement, such consent not to be unreasonably withheld or delayed.

In addition, in connection with the performance of the Indenture Trustee’s and Paying Agent’s duties hereunder, the parties and other signatories hereto agree that the Indenture Trustee and the Paying Agent shall be entitled to all the rights, protections, indemnities and limitations of liability afforded to the Indenture Trustee and the Paying Agent, respectively, under the Indenture.

SECTION 6.04.	Servicer Not to Resign.

The Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual written consent of the Servicer, Indenture Trustee and Paying Agent, which consent shall not be unreasonably withheld, or upon the determination that its servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer in which event the Servicer may resign as servicer. Any such determination that its servicing duties hereunder are no longer permissible under applicable law permitting the resignation of the Servicer as servicer shall be evidenced by an Officer’s Certificate to such effect delivered to the Indenture Trustee and the Paying Agent. Notwithstanding the foregoing, the Servicer has the right to assign this Agreement or resign as Servicer hereunder if (i) the Servicer has proposed a successor servicer to the Indenture Trustee, the Paying Agent, the Issuer and the Participation Agent in writing and such proposed successor servicer is reasonably acceptable to the Indenture Trustee, the Paying Agent, the Issuer and the Participation Agent and (ii) such successor servicer meets the eligibility requirements of Section 8.01 of this Agreement to act as Servicer hereunder and agrees to service in accordance with this Agreement. Any reasonable costs and expenses of the Paying Agent incurred in connection with such assignment or resignation and transfer of servicing shall be paid by the Servicer or if the Servicer fails to pay such costs and expenses within sixty (60) days of written request therefor, the Issuer shall pay such costs and expenses. No assignment or resignation of the Servicer as set forth in this Section 6.04 shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 8.01.

ARTICLE VII.

TERMINATION.

SECTION 7.01.	Termination for Cause.

In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

(i)    any failure by the Servicer to remit to the Paying Agent any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been received by the Servicer from the Paying Agent; or

(ii)    any failure on the part of the Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been received by the Servicer from the Indenture Trustee, the Paying Agent or the Participation Agent; or

(iii)    a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(iv)    the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(v)    the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, so long as a Servicer Event of Default shall not have been remedied within the applicable grace period, if any, or waived pursuant to Section 7.02 hereof, the Indenture Trustee may, and at the direction of the Noteholders holding more than 50% Percentage Interest of each Class of Notes, voting separately, shall, by notice then given in writing to the Servicer (with a copy to the Paying Agent), terminate all of the rights and obligations of the Servicer as servicer under this Agreement.

Immediately upon receipt by the Servicer of such written notice, all authority and power of the Servicer to service the Mortgage Loans and Transferred REO Properties under this Agreement shall be terminated, and such authority and power shall pass to and be vested in a successor servicer appointed by the Paying Agent pursuant to Section 8.01; provided, however, the terminated Servicer shall discharge its duties and responsibilities under this Agreement during the period from the date it receives such written notice of termination until the date servicing is transferred to a successor servicer with the same degree of diligence and prudence that it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Issuer, the Participation Agent, the Indenture Trustee, the Paying Agent, the Noteholders or the successor servicer. Upon written request from the Paying Agent, the Servicer shall prepare, execute and deliver to the successor servicer, any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, at the Servicer’s sole expense. The Servicer shall cooperate with the Issuer, the Participation Agent, the Indenture Trustee, the Paying Agent and such successor servicer in effecting the transfer of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Collection Account and Escrow Account with respect to the Trust Estate or thereafter received with respect to the Mortgage Assets and in effecting such transfer, the Servicer shall comply with the Consumer Financial Protection Bureau’s rules and/or guidelines with respect to mortgage loan servicing transfers, including, as in effect, the Consumer Financial Protection Bureau’s Bulletin 2014-1 issued on August 19, 2014. The terminated Servicer shall, after its termination, retain the right to be paid Servicing Fees and be reimbursed for any unreimbursed Servicing Advances; provided, however that (i) such fees and advances shall be paid or reimbursed solely from those sources of funds described in this Agreement as being eligible funds for the payment or reimbursement of such amounts, (ii) such fees and advances shall be paid or reimbursed solely in accordance with the terms of this Agreement and (iii) the successor servicer shall cause such amounts to be paid or reimbursed to the Servicer on a FIFO basis consistent with this Agreement.

SECTION 7.02.	Waiver of Defaults.

Subject to Section 8.07, the Indenture Trustee may waive any default by the Servicer in the performance of its obligations hereunder. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 7.03.	Termination Without Cause.

This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment on, or proceeds of, the last Mortgage Loan to the Paying Agent, and (b) the disposition of all Transferred REO Properties and the remittance of all funds due hereunder or (ii) mutual consent of the Servicer, the Issuer, the Participation Agent, the Indenture Trustee and the Paying Agent in writing; provided, however, if the Indenture shall have been terminated, no consent of the Indenture Trustee or the Paying Agent shall be required to terminate this Agreement.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS.

SECTION 8.01.	Successor to the Servicer.

Upon termination of the Servicer’s responsibilities and duties under Section 7.01 of this Agreement, the Paying Agent shall conduct an auction (a “Successor Servicer Auction”) in order to find a successor servicer in the following manner:

(A)    The Paying Agent shall solicit Bids from at least three prospective servicers (to be determined in consultation with the Issuer), each of which is capable of assuming all of the responsibilities, duties and obligations of the Servicer hereunder and meets the requirements of this Section 8.01. The Paying Agent shall request that each such Bid be provided to it on or prior to the 15th Business Day after the termination of the Servicer (the “Auction Date”). Within two Business Days following the Auction Date, the Paying Agent shall notify such prospective servicer with the lowest Bid.

(B)    On or prior to the 15th day following the Auction Date (such day, the “Final Appointment Date”), the Paying Agent shall appoint the servicer with the lowest Bid as successor servicer hereunder; provided, that there will be a commercially reasonable period of transition (which could take sixty (60) days or more from the Final Appointment Date) before all servicing functions and all other rights, duties and obligations of the Servicer hereunder will be fully transferred to and assumed by such successor servicer.

In the event no successor servicer is appointed on or prior to the Final Appointment Date for any Successor Servicer Auction (including, without limitation, in the event that less than three Bids are received), the Paying Agent promptly shall conduct another Successor Servicer Auction in substantially the same manner described above. If no successor servicer is appointed pursuant to the second Successor Servicer Auction, no further Successor Servicer Auction will be conducted, and instead a successor servicer will be selected and appointed by the Issuer. For the avoidance of doubt, in no event will the Paying Agent be required to act as successor servicer hereunder. Any reasonable costs incurred by the Paying Agent in connection with a Successor Servicer Auction shall be reimbursed to it by the predecessor Servicer. In the event that the predecessor Servicer fails to reimburse the Paying Agent for such costs within a reasonable period of time, the Paying Agent will be entitled to reimbursement from amounts on deposit in the Payment Account.

Any successor to the Servicer shall (i) be a Fannie Mae or Freddie Mac approved servicer and (ii) have a net worth of at least $15,000,000. In connection with such appointment and assumption, the Paying Agent may make such arrangements for the compensation of such successor out of payments on the Mortgage Assets as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement.

The successor servicer shall assume the servicing obligations as soon as practicable, but in no event later than ninety (90) days after appointment of such successor servicer. The Servicer shall timely deliver to the successor servicer the funds in the Collection Account and the Escrow Account with respect to the Trust Estate (and any funds thereafter received by it with respect to the Mortgage Assets) and the Servicing Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor servicer all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer as servicer including making any transfers on the MERS System.

The resignation or termination of the Servicer as servicer pursuant to this Agreement shall in no event relieve the Servicer of the representations and warranties made by it pursuant to Section 4.01, it being understood and agreed that the provisions of Sections 4.01, 4.02 and 6.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Issuer, the Participation Agent, the Indenture Trustee and the Paying Agent an instrument in form and substance acceptable to the Issuer, the Participation Agent, the Indenture Trustee and the Paying Agent accepting such appointment. Upon acceptance of such appointment, such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement and the Custodial Agreement; provided, however, that such successor shall not assume, and the Servicer shall indemnify such successor for, any and all liabilities arising out of the Servicer’s acts as servicer. Any resignation or termination of the Servicer as servicer pursuant to Section 6.04 or Section 7.01 shall not affect any claims that the Issuer, the Participation Agent, the Indenture Trustee or the Paying Agent may have against the Servicer arising prior to any such termination or resignation or remedies with respect to such claims.

Except as otherwise provided in Section 6.04, all Servicing Transfer Costs incurred in connection with any transfer of servicing hereunder shall be paid by the terminated or resigning Servicer from its own funds without reimbursement and if not paid by the terminated or resigning Servicer within a reasonable period of time, such Servicing Transfer Costs shall be reimbursed from the Trust Estate. No Servicing Transfer Costs shall be payable by any Advancing Person or set off against amounts owed to any Advancing Person.

Notwithstanding any termination of the Servicer hereunder, the Servicer shall be entitled to receive all amounts due under this Agreement and any amounts payable to Servicer hereunder, the entitlement to which arose prior to the termination of its activities hereunder.

SECTION 8.02.	Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or when received by the other party at the address set forth below if (i) mailed via overnight carrier or (ii) delivered in person:

(a)	if to the Issuer:

VOLT [            ], LLC

2711 N. Haskell Ave.

Suite #1800

Dallas, Texas 75204

Attention: Legal Department

with a copy to:

VOLT Master Depositor, LLC

2711 N. Haskell Ave.

Suite #1800

Dallas, Texas 75204

Attention: Legal Department

(b)	if to the Indenture Trustee:

U.S. Bank National Association

One Federal Street, 3rd Floor

EX-MA-FED

Boston, Massachusetts 02110

Attention: Structured Finance – VOLT [            ], Series 202[            ]-[            ]

(c)	if to the Paying Agent:

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Client Manager – VOLT [            ], Series 202[            ]-[            ]

(d)	if to the Servicer:

Caliber Home Loans, Inc.

1525 South Belt Line Road

Coppell, Texas 75019

Attention: Chief Financial Officer

(e)	if to the Participation Agent:

LSF[            ] Master Participation Trust

c/o U.S. Bank Trust National Association

Mail Code: EX-DE-WD2D

Delle Donne Corporate Center

1011 Centre Road, Suite 203

Wilmington, Delaware 19805

Attention: Structured Finance – VOLT [            ], Series 202[            ]-[            ]

with a copy to:

U.S. Bank National Association

One Federal Street, 3rd Floor

EX-MA-FED

Boston, Massachusetts 02110

Attention: Structured Finance – VOLT [            ], Series 202[            ]-[            ]

or such other address as may hereafter be furnished to the other party by like notice.

SECTION 8.03.	Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan or Transferred REO Property shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 8.04.	Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

SECTION 8.05.	GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

WITH RESPECT TO ANY CLAIM ARISING OUT OF THIS AGREEMENT, EACH PARTY (A) IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND (B) IRREVOCABLY WAIVES (I) ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING HERETO BROUGHT IN ANY SUCH COURT, (II) ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (III) THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.

EACH PARTY HERETO HEREBY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

SECTION 8.06.	Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer, the Issuer, the Participation Agent, the Indenture Trustee, the Paying Agent and their respective successors and assigns. Except as otherwise permitted under this Agreement, this Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party without the prior written consent of the Issuer, the Participation Agent, the Indenture Trustee and the Paying Agent, which consent shall not be unreasonably withheld; provided, however, no consent shall be required of the Indenture Trustee or the Paying Agent following the Indenture Termination Date.

SECTION 8.07.	Waivers.

No term or provision of this Agreement may be amended, waived or modified unless such waiver or modification is in writing and signed by the party against whom such amendment, waiver or modification is sought to be enforced.

SECTION 8.08.	Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 8.09.	General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)    the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)    accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)    references herein to “Articles,” “Sections,” “Paragraphs,” and other Subdivisions without reference to a document are to designated Articles, Sections, Paragraphs and other subdivisions of this Agreement;

(d)    reference to a Section without further reference to a Section is a reference to such Section as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)    the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)    the term “include” or “including” shall mean without limitation by reason of enumeration;

(g)    “or” is not exclusive; and

(h)    any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

SECTION 8.10.	Reproduction of Documents.

Any complete executed version of this Agreement and all complete executed versions of documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) audited financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 8.11.	Further Agreements.

The Servicer, the Issuer, the Participation Agent, the Indenture Trustee and the Paying Agent agree to execute and deliver to the others such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 8.12.	Amendment.

(a)    Subject to Sections 8.07 and 8.12(b) hereof, this Agreement may be amended only by written agreement signed by the Servicer, the Issuer, the Participation Agent, the Indenture Trustee and the Paying Agent; provided that the party requesting such amendment shall, at its own expense, provide the Indenture Trustee and the Paying Agent with an Opinion of Counsel stating (i) that such amendment is authorized or permitted under the terms of this Agreement and that all conditions precedent thereto have been satisfied and (ii) that such amendment will not materially adversely affect the Noteholders and the Issuer or, if such opinion cannot be obtained because such amendment may be materially adverse to one or more Noteholders, the party requesting such amendment may provide the written consent of a majority Percentage Interest of the Notes in the aggregate in lieu of such opinion; provided, however, no opinion shall be required for an amendment to facilitate the redemption and new issuance of Notes under the Indenture; provided, further, following the Indenture Termination Date, no agreement of the Indenture Trustee or the Paying Agent shall be required and no such Opinion of Counsel or written consent need be delivered.

(b)    Notwithstanding the foregoing, this Agreement may be amended by the Servicer, the Issuer, the Participation Agent, the Indenture Trustee and the Paying Agent to make any changes necessary or desirable in connection with a redemption and new issuance of Notes under the Indenture without obtaining the consent of the Noteholders or any other Person.

(c)    Notwithstanding the foregoing, this Agreement may be amended by the Servicer, the Issuer, the Participation Agent, the Indenture Trustee and the Paying Agent to make any changes necessary or desirable to facilitate the appointment of the REO Manager without obtaining the consent of the Noteholders or any other Person.

SECTION 8.13.	Entire Agreement.

This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and, except to the extent otherwise set forth in writing, supersedes any prior agreement and understandings with respect to those matters and transactions.

SECTION 8.14.	No Recourse to Owner Trustee

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank Trust National Association on behalf of the Participation Agent, not individually or personally but solely as owner trustee under the Trust Agreement, in the exercise of the powers and authority conferred upon and vested in U.S. Bank Trust National Association, as owner trustee under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Participation Agent is made and intended not as the personal representation, undertaking or agreement of U.S. Bank Trust National

Association, but is made and intended for the purpose of binding only the Participation Agent, (c) nothing herein contained shall be construed as creating any liability on the part of U.S. Bank Trust National Association, individually or personally, to perform any covenant or obligation of the Participation Agent, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) U.S. Bank Trust National Association has made no and will make no investigation as to the accuracy or completeness of any representations or warranties made by the Participation Agent in this Agreement and (e) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indemnities, indebtedness or expenses of the Participation Agent or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Participation Agent under this Agreement or any other related documents. The Owner Trustee will be an intended third-party beneficiary of this Agreement solely for the purposes of Sections 3.23, 6.01 and 8.14 hereof.

SECTION 8.15.	No Agency

None of the Indenture Trustee, the Paying Agent or the Servicer shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint ventures or agents of one another. Each of the Indenture Trustee, the Paying Agent and the Servicer shall be entitled to assume the satisfactory performance of such other parties, absent receipt by a Responsible Officer of any such party of written notice or actual knowledge to the contrary.

SECTION 8.16.	Rights and Protections of Indenture Trustee and Paying Agent; Compensation and Indemnification; Miscellaneous.

(a)    The rights and protections afforded each of the Indenture Trustee and the Paying Agent under the Indenture shall apply to each such party in connection with the performance of its respective duties under this Agreement.

(b)    Each of the Indenture Trustee and the Paying Agent shall be deemed to be compensated for the performance of its duties hereunder through the payment to it of its respective fees under the Indenture. Each of the Indenture Trustee and the Paying Agent shall be entitled to indemnification as set forth in the Indenture in connection with the performance of its respective duties hereunder.

(c)    The terms of the Indenture with respect to (i) the resignation or removal of the Indenture Trustee or the Paying Agent and (ii) the merger of the Indenture Trustee or the Paying Agent, shall apply to each such party hereunder as if set forth herein.

(d)    Wells Fargo Bank, N.A., will perform its duties as Paying Agent hereunder through its Corporate Trust Services division (including, as applicable, any agents or Affiliates utilized thereby).

SECTION 8.17.	Patriot Act Compliance.

The parties hereto acknowledge that in accordance with requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to

Intercept and Obstruct Terrorism Act of 2001 and its implementing regulations (collectively, the “Patriot Act”), the Paying Agent, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Paying Agent. Each party hereby agrees that it shall provide the Paying Agent with such information in its possession as the Paying Agent may reasonably request from time to time in order to comply with any applicable requirements of the Patriot Act.

IN WITNESS WHEREOF, the Servicer, the Issuer, the Participation Agent, the Indenture Trustee and the Paying Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

CALIBER HOME LOANS, INC., as Servicer

By:

Name:
Title:

VOLT [ ], LLC, as Issuer

By:

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:

Name:
Title:

WELLS FARGO BANK, N.A., as Paying Agent

By:

Name:
Title:

[VOLT 202[    ]-[    ] – Securitization Servicing Agreement]

LSF[ ] MASTER PARTICIPATION TRUST, as Participation Agent

By: U.S. Bank Trust National Association, not in its individual capacity, but solely as owner trustee

By:

Name:
Title:

[VOLT 202[    ]-[    ] – Securitization Servicing Agreement]

EXHIBIT A

Mortgage Loan Schedule

A-1

EXHIBIT B

Form of Remittance Report

Each file requires the following fields:

Column Name	Description	Decimal	Format Comment
SER_INVESTOR_NBR*	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits

LOAN_NBR*	A unique identifier assigned to each loan by the investor.		Text up to 10 digits

SERVICER_LOAN_NBR*	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits

SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2 decimal places to the right	No commas(,) or dollar signs ($)

NOTE_INT_RATE	The loan interest rate (gross) as reported by the Servicer.	4 decimal places to the right	Max length of 6

SCHED_GROSS_INTEREST_AMT	The amount of interest due on the outstanding scheduled principal balance in the current cycle.	2 decimal places to the right	No commas(,) or dollar signs ($)

NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4 decimal places to the right	Max length of 6

SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer — only applicable for Scheduled/Scheduled and Scheduled/Actual Loans.	2 decimal places to the right	No commas(,) or dollar signs ($)

SERV_FEE_RATE	The Servicer’s fee rate for a loan as reported by the Servicer.	4 decimal places to the right	Max length of 6

SERV_FEE_AMT	The Servicer’s fee amount for a loan as reported by the Servicer.	2 decimal places to the right	No commas(,) or dollar signs ($)

ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer — only applicable for Actual/Actual Loans.	2 decimal places to the right	No commas(,) or dollar signs ($)

ACTL_BEG_PRIN_BAL	The borrower’s interest bearing actual principal balance at the beginning of the processing cycle.	2 decimal places to the right	No commas(,) or dollar signs ($)

ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle — only applicable for Actual/Actual and Scheduled/Actual Loans.	2 decimal places to the right	No commas(,) or dollar signs ($)

ACTL_END_PRIN_BAL	The borrower’s interest bearing actual principal balance at the end of the processing cycle.	2 decimal places to the right	No commas(,) or dollar signs ($)

Column Name	Description	Decimal	Format Comment
BORR_NEXT_PAY_DUE_DATE*	The date at the end of processing cycle that the borrower’s next payment is due to the Servicer, as reported by Servicer.		mm/dd/yyyy

SCHED_BEG_PRIN_BAL	The interest bearing scheduled outstanding principal balance due at the beginning of the cycle date to be passed through to investors.	2 decimal places to the right	No commas(,) or dollar signs ($)

SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle — only applicable for Scheduled/Scheduled Loans.	2 decimal places to the right	No commas(,) or dollar signs ($)

SERV_CURT_AMT_1	The first curtailment amount to be applied to the interest bearing balance.	2 decimal places to the right	No commas(,) or dollar signs ($)

SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		mm/dd/yyyy

CURT_ADJ_AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2 decimal places to the right	No commas(,) or dollar signs ($)

SERV_CURT_AMT_2	The second curtailment amount to be applied to the interest bearing balance.	2 decimal places to the right	No commas(,) or dollar signs ($)

SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		mm/dd/yyyy

CURT_ADJ_AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2 decimal places to the right	No commas(,) or dollar signs ($)

SERV_CURT_AMT_3	The third curtailment amount to be applied to the interest bearing balance.	2 decimal places to the right	No commas(,) or dollar signs ($)

SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		mm/dd/yyyy

CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2 decimal places to the right	No commas(,) or dollar signs ($)

PIF_AMT	The loan “paid in full” amount for the interest bearing balance as reported by the Servicer.	2 decimal places to the right	No commas(,) or dollar signs ($)

PIF_DATE	The paid in full date as reported by the Servicer.		mm/dd/yyyy

ACTION_CODE*	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan. This is a required field.		Refer to Exhibit 4 for valid codes. Field cannot be null.

SCHED_END_PRIN_BAL	The interest bearing scheduled principal balance due to investors at the end of a processing cycle.	2 decimal places to the right	No commas(,) or dollar signs ($)

PREPAY_PENALTY_AMT*	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2 decimal places to the right	No commas(,) or dollar signs ($)

Column Name	Description	Decimal	Format Comment
PREPAY_PENALTY_WAIVED*	The prepayment penalty amount for the loan waived by the Servicer.	2 decimal places to the right	No commas(,) or dollar signs ($)

PREPAYMENT_PENALTY_ SERVICER_PAID*	The prepayment penalty amount for the loan paid by the Servicer.	2 decimal places to the right	No commas(,) or dollar signs ($)

PREPAY_PENALTY_ BORROWER_PAID*	The prepayment penalty amount for the loan paid by the borrower.	2 decimal places to the right	No commas(,) or dollar signs ($)

ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4 decimal places to the right	Max length of 6

INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2 decimal places to the right	No commas(,) or dollar signs ($)

SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)

PRIN_ADJ	The sum of all principal adjustments that apply to a loan for a reporting cycle, including, but not limited to: principal adjustments due to capitalization, corrections to loan balances that were securitized incorrectly, or monthly activity that cannot be categorized as a scheduled principal payment or a curtailment. Please note that these kinds of adjustments should be infrequent on any given loan and that such activity will result in inquiries and requests for more detailed data.	2 decimal places to the right	No commas(,) or dollar signs ($)

NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2 decimal places to the right	No commas(,) or dollar signs ($)

DELINQ_P&I_ADVANCE_AMT*	The current outstanding principal and interest advances made by Servicer.	2 decimal places to the right	No commas(,) or dollar signs ($)

BANKRUPTCY_LOSS_AMT	The amount of loss due to bankruptcy.	2 decimal places to the right	No commas(,) or dollar signs ($)

CR_LOSS_AMT	The amount of loss that is classified as a credit loss for the interest bearing portion of a liquidated loan, if applicable.	2 decimal places to the right	No commas(,) or dollar signs ($)

FRAUD_LOSS_AMT	The amount of loss that is attributable to a fraud claim for the interest bearing portion of a liquidated loan, if applicable.	2 decimal places to the right	No commas(,) or dollar signs ($)

SPH_LOSS_AMT	The amount of loss that is classified as a special hazard loss for the interest bearing portion of a liquidated loan, if applicable.	2 decimal places to the right	No commas(,) or dollar signs ($)

BREACH_FLAG*	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A

Plus the following loan modification fields, where applicable (which include modification fields from HAMP, Non-HAMP, and SEC REG AB II). Wells Fargo’s preference is to receive all of the following data in a single file with the remittance data outlined above; however, we are willing to accept this data in a separate tab or file until Reg AB II is enacted.

*** All fields listed below apply to all loan modification programs, HAMP and non-HAMP, in which a Servicer participates unless otherwise noted. ***

Column Name	Description	Decimal	Format Comment
MODIFICATION_EFFECTIVE_ DATE*	The first loan payment date on which the modified loan terms become effective. This field is required if any of the below fields are populated with a value.		Any valid date greater than loan origination date. (mm/dd/yyyy. If the loan is not modified this field should be blank.

CAPITALIZED_AMOUNT	The amount added to the actual outstanding principal balance owed by the borrower due to a modification.	2 decimal places to the right	Must be a positive number. If not applicable this field should be blank.

TOTAL_SERVICING_ADVANCES	The total amount advanced by the Servicer for the loan modification, which can be comprised of Attorney Fees, Appraisal Fees, Inspection Fees, and other items as defined in the governing documents.	2 decimal places to the right	Must be a positive number. If not applicable this field should be blank.

SERVICING_FEE_ADVANCES	The total amount of servicing fees for delinquent payments that has been advanced by the Servicer for the loan modification.	2 decimal places to the right	Must be a positive number. If not applicable this field should be blank.

ESCROW_ADVANCES	The total amount of escrow advances made by the Servicer on the loan modification, which can include insurance, taxes, mortgage insurance, and other items as defined in the governing documents.	2 decimal places to the right	Must be a positive number. If not applicable this field should be blank.

INTEREST_ADVANCES	The total amount of net interest that has been advanced by the Servicer for the loan’s modification delinquent payments.	2 decimal places to the right	Must be a positive number. If Interest Advances exist the loan must have either Capitalized Amount or Interest Forgiveness Amount associated with it. If not applicable this field should be blank.

MODIFIED_BEGINNING_ BALANCE	The beginning principal balance that is owed by the borrower as of the Modification Effective Date per the modification agreement. For loans with a non-interest bearing balance component, the balance provided in this field must be the sum of the interest bearing and non-interest bearing balance components.	2 decimal places to the right	Must be a positive number. If not applicable this field should be blank.

Column Name	Description	Decimal	Format Comment
MODIFIED_INTEREST_RATE	The gross interest rate for the loan beginning on the Modification Effective Date per the modification agreement.	4 decimal places to the right	Must be a positive number. Max length of 6. If not applicable this field should be blank.

MODIFIED_P&I_AMOUNT	The total principal and interest payment due for the loan beginning on the Modification Effective Date per the modification agreement.	2 decimal places to the right	Must be a positive number. If not applicable this field should be blank.

MODIFIED_BALLOON_AMOUNT	The interest bearing balloon payment amount on the loan per the modification agreement.	2 decimal places to the right	Must be a positive number. If Modified Balloon Date is populated then Modified Balloon Amount cannot be null.

MODIFIED_BALLOON_DATE	The date on which the interest bearing balloon payment is due per the modification agreement. The value in this field could be populated if a balloon payment is being created or changed through the modification of the loan.		Any valid date (mm/dd/yyyy) – Note: Cannot be beyond the final maturity date of loan. If Modified Balloon Amount has a value, Modified Balloon Date must have a value. If not applicable this field should be blank.

MODIFIED_MATURITY_DATE	The maturity date of the loan per the modification agreement.		Any valid date (mm/dd/yyyy) If not applicable this field should be blank.

PRINCIPAL_FORGIVENESS	The total amount of principal due that has been waived or permanently forgiven by the Servicer per the modification agreement.	2 decimal places to the right	Must be a positive number. If not applicable this field should be blank.

INTEREST_FORGIVENESS	The total amount of interest due that has been waived or permanently forgiven by the Servicer per the modification agreement.	2 decimal places to the right	Must be a positive number. If not applicable this field should be blank.

EXPENSE_FORGIVENESS	The total amount of expenses due that has been waived or permanently forgiven by the Servicer per the modification agreement.	2 decimal places to the right	Must be a positive number. If not applicable this field should be blank.

BACK_END_DTI	The back-end ratio (total monthly debt payments divided by monthly income) used to qualify the modification.	4 decimal places to the right	Must be a value greater than zero. If not applicable, this field should be blank.

FRONT_END_DTI	The front-end ratio (total monthly housing expense divided by monthly income) used to qualify the modification.	4 decimal places to the right	Must be a value greater than zero. If not applicable, this field should be blank.

Column Name	Description	Decimal	Format Comment
INCOME_VERIFICATION	Income verification indicator. Indicate yes or no whether a Transcript of Tax Return (received pursuant to the filing of IRS Form 4506–T) was obtained to corroborate Modification Front-end DTI (calculated using pay stubs, W–2s and/or CPA certified tax returns).		Y/N must be populated for any loan with a Modification Effective Date. If no value is provided for this field (Null value) it will be treated as “N”.

BORROWER_SEGMENTATION_ CODE	Indicates which segment a subprime ARM loan is classified under, based on the American Securitization Forum’s Streamlined Foreclosure and Loss Avoidance Framework for Securitized Subprime Adjustable Rate Mortgage Loans. At this time, servicers only need to report loans that are classified as “Segment 2”, which includes current loans where the borrower is unlikely to be able to refinance into any readily available mortgage industry product.		Must be populated with a 2 if the loan falls under the ASF streamlined foreclosure and loss avoidance framework for Modifications, otherwise the value should be blank. If Borrower Segmentation Code of “2” is reported, the population of “Modified Next Payment Adjust Date” and Modified Next Interest Rate Adjust Date is required.

APPROVAL_FROM_OUTSIDE_ PARTY	If the governing documents require another party’s approval to allow additional modifications after the Modification Limit (as defined in the governing documents) has been exceeded.		Y/N/Blank: Yes indicates that the required party’s approval of the modification has been obtained by the servicer. No indicates that the approval has not been obtained. Blank indicates this field is not applicable.

ARM_TO_FIXED_CONVERSION	Indicates if the loan is an adjustable rate mortgage (ARM) loan that has been converted to a fixed rate loan per the modification agreement; not through existing provisions of the original ARM parameters.		Y/N must be populated for any loan with a Modification Effective Date. If no value is provided for this field (Null value) it will be treated as “N”.

Column Name	Description	Decimal	Format Comment
FIXED_TO_ARM_CONVERSION	Indicates if the loan is a fixed rate loan that has been converted to an adjustable rate mortgage (ARM) loan per the modification agreement.		Y/N must be populated for any loan with a Modification Effective Date. If no value is provided for this field (Null value) it will be treated as “N”.

IO_TO_FULLY_AMORTIZED_ CONVERSION	Indicates if the loan payments were comprised of interest only and have been converted to fully amortizing loan payments per the modification agreement.		Y/N must be populated for any loan with a Modification Effective Date. If no value is provided for this field (Null value) it will be treated as “N”.

FULLY_AMORTIZED_TO_IO_ CONVERSION	Indicates if the loan payments were fully amortizing and have been converted to interest only payments.		Y/N must be populated for any loan with a Modification Effective Date. If no value is provided for this field (Null value) it will be treated as “N”.

MODIFIED_INTEREST_ONLY_ LAST_PAYMENT_DATE	The date of the last interest only payment, as of the Modification Effective Date.		Any valid date. (mm/dd/yyyy). If not applicable this field should be blank.

TEMPORARY_MODIFICATION	Indicates if the modified loan terms are in effect only for a specified time period, after which the original loan terms are reinstated.		Y/N must be populated for any loan with a Modification Effective Date. If no value is provided for this field (Null value) it will be treated as “N”.

GRADUATED_RATE_OR_ PAYMENT_MODIFICATION	Indicates if the modified terms consist of graduated rates and/or payments for a loan, or if the loan’s previously existing graduated rate and/or payment schedule is being changed per the modification agreement.		Y/N must be populated for any loan with a Modification Effective Date. If no value is provided for this field (Null value) it will be treated as “N”.

MODIFICATION_GRADUATED_ DATE_1	The date(s) at which the next rate and/or payment change will occur per the loan modification agreement. All dates must be provided, not just the first change unless there is only a single change date.		Any valid date. (mm/dd/yyyy). If not applicable this field should be blank.

Column Name	Description	Decimal	Format Comment
MODIFICATION_GRADUATED_ RATE_1	The rate(s) that will apply at each change date as stated in the loan modification agreement. All rates must be provided, not just the first change rate unless there is only a single change date.	4 decimal places to the right	Must be a value greater than zero. If not applicable, this field should be blank.

MODIFICATION_GRADUATED_ PAYMENT_1	The payment(s) that will apply at each change date as stated in the loan modification agreement. All payments must be provided, not just the first change payment unless there is only a single change date.	2 decimal places to the right	Must be a Positive number. If not applicable, this field should be blank.

MODIFICATION_GRADUATED_ DATE_2	The date(s) at which the next rate and/or payment change will occur per the loan modification agreement. All dates must be provided, not just the first change unless there is only a single change date.		Any valid date. (mm/dd/yyyy). If not applicable this field should be blank.

MODIFICATION_GRADUATED_ RATE_2	The rate(s) that will apply at each change date as stated in the loan modification agreement. All rates must be provided, not just the first change rate unless there is only a single change date.	4 decimal places to the right	Must be a value greater than zero. If not applicable, this field should be blank.

MODIFICATION_GRADUATED_ PAYMENT_2	The payment(s) that will apply at each change date as stated in the loan modification agreement. All payments must be provided, not just the first change payment unless there is only a single change date.	2 decimal places to the right	Must be a Positive number. If not applicable, this field should be blank.

MODIFICATION_GRADUATED_ DATE_3	The date(s) at which the next rate and/or payment change will occur per the loan modification agreement. All dates must be provided, not just the first change unless there is only a single change date.		Any valid date. (mm/dd/yyyy). If not applicable this field should be blank.

MODIFICATION_GRADUATED_ RATE_3	The rate(s) that will apply at each change date as stated in the loan modification agreement. All rates must be provided, not just the first change rate unless there is only a single change date.	4 decimal places to the right	Must be a value greater than zero. If not applicable, this field should be blank.

MODIFICATION_GRADUATED_ PAYMENT_3	The payment(s) that will apply at each change date as stated in the loan modification agreement. All payments must be provided, not just the first change payment unless there is only a single change date.	2 decimal places to the right	Must be a Positive number. If not applicable, this field should be blank.

MODIFICATION_GRADUATED_ DATE_4	The date(s) at which the next rate and/or payment change will occur per the loan modification agreement. All dates must be provided, not just the first change unless there is only a single change date.		Any valid date. (mm/dd/yyyy). If not applicable this field should be blank.

MODIFICATION_GRADUATED_ RATE_4	The rate(s) that will apply at each change date as stated in the loan modification agreement. All rates must be provided, not just the first change rate unless there is only a single change date.	4 decimal places to the right	Must be a value greater than zero. If not applicable, this field should be blank.

MODIFICATION_GRADUATED_ PAYMENT_4	The payment(s) that will apply at each change date as stated in the loan modification agreement. All payments must be provided, not just the first change payment unless there is only a single change date.	2 decimal places to the right	Must be a Positive number. If not applicable, this field should be blank.

MODIFICATION_GRADUATED_ DATE_5	The date(s) at which the next rate and/or payment change will occur per the loan modification agreement. All dates must be provided, not just the first change unless there is only a single change date.		Any valid date. (mm/dd/yyyy). If not applicable this field should be blank.

Column Name	Description	Decimal	Format Comment
MODIFICATION_GRADUATED_ RATE_5	The rate(s) that will apply at each change date as stated in the loan modification agreement. All rates must be provided, not just the first change rate unless there is only a single change date.	4 decimal places to the right	Must be a value greater than zero. If not applicable, this field should be blank.

MODIFICATION_GRADUATED_ PAYMENT_5	The payment(s) that will apply at each change date as stated in the loan modification agreement. All payments must be provided, not just the first change payment unless there is only a single change date.	2 decimal places to the right	Must be a Positive number. If not applicable, this field should be blank.

MODIFICATION_GRADUATED_ DATE_6	The date(s) at which the next rate and/or payment change will occur per the loan modification agreement. All dates must be provided, not just the first change unless there is only a single change date.		Any valid date. (mm/dd/yyyy). If not applicable this field should be blank.

MODIFICATION_GRADUATED_ RATE_6	The rate(s) that will apply at each change date as stated in the loan modification agreement. All rates must be provided, not just the first change rate unless there is only a single change date.	4 decimal places to the right	Must be a value greater than zero. If not applicable, this field should be blank.

MODIFICATION_GRADUATED_ PAYMENT_6	The payment(s) that will apply at each change date as stated in the loan modification agreement. All payments must be provided, not just the first change payment unless there is only a single change date.	2 decimal places to the right	Must be a Positive number. If not applicable, this field should be blank.

MODIFIED_ARM_ PARAMETER(S)	Indicates if the loan’s existing ARM parameters are changing (and it is remaining an ARM loan) per the modification agreement.		Y/N must be populated for any loan with a Modification Effective Date. If no value is provided for this field (Null value) it will be treated as “N”.

MODIFIED_NEXT_PAYMENT_ ADJUST_DATE	The date on which the next payment adjustment is scheduled to occur for an adjustable rate mortgage (ARM) loan per the modification agreement.		Any valid date. (mm/dd/yyyy). If not applicable this field should be blank.

MODIFIED_NEXT_INTEREST_ RATE_ADJUST_DATE	The date on which the next interest rate adjustment is scheduled to occur for an adjustable rate mortgage (ARM) loan per the modification agreement.		Any valid date. (mm/dd/yyyy). If not applicable this field should be blank.

MODIFIED_ARM_INTEREST_ RATE_TEASER_PERIOD	The duration in months that the teaser interest rate is in effect, as of the Modification Effective Date.	Number	If not applicable, This field should be blank.

MODIFIED_ARM_INTEREST_ RATE_ADJUST_FREQUENCY	The interest rate change frequency of the loan (in months) as of the Modification Effective Date. The interest rate change frequency of the loan (in months) as of the Modification Effective Date.	Number	If not applicable, This field should be blank.

MODIFIED_ARM_PAYMENT_ ADJUST_FREQUENCY	The payment change frequency of the loan (in months) as of the Modification Effective Date.	Number	If not applicable, This field should be blank.

MODIFIED_ARM_PAYMENT_ RECAST_FREQUENCY	The payment recast frequency of the loan (in months) as of the Modification Effective Date.	Number	If not applicable, This field should be blank.

Column Name	Description	Decimal	Format Comment
MODIFIED_ARM_NEXT_ PAYMENT_RECAST_DATE	The date on which the next payment recast will occur for the loan (in months) as of the Modification Effective Date.		Any valid date. (mm/dd/yyyy). If not applicable this field should be blank.

MODIFIED_INTEREST_RATE_ CAP

The modified interest rate must remain in place for 60 months, after which time the interest rate will be gradually increased 1% per year or such lesser amount as may be needed until the interest rate reaches the Modified Interest Rate Cap. The Modified Interest Rate Cap determined as of the date the modification document is prepared is the greater of (i) the fully amortizing contractual rate as modified to achieve 31% DTI or (ii) the Freddie

Mac Primary Mortgage Market Survey rate for 30- year fixed rate conforming mortgage loans, rounded to the nearest 0.125%, as of the date that the modification document is prepared. If the modified rate exceeds the Freddie Mac Primary

Mortgage Market Survey rate in effect on the date the modification document is prepared, the modified rate will be the new note rate for the remaining loan term. However, if the Freddie Mac Primary Mortgage Market Survey rate exceeds the modified rate, then the rate at which interest accrues will be increased to the Freddie Mac Primary Mortgage Market Survey rate after the end of the 60-month period during which the loan is monitored by FNMA for participation as an HAMP modified loan.

		4 decimal places to the right	Must be a value greater than zero. If not applicable, this field should be blank.

MODIFIED_ARM_LOOK_BACK_DAYS	The number of days prior to the interest rate change date that the index rate used to calculate the loan’s rate is obtained, as of the Modification Effective Date. Some loans will indicate this as “the first Tuesday of the month prior to the Next Interest Rate Change Date”, and the data for these loans will need to be manually applied.	Number	If not applicable, This field should be blank.

MODIFIED_ARM_ROUNDING_ TYPE	The rounding method used when calculating the loan’s interest rate, as of the Modification Effective Date.	Text	The acceptable values include: U = (rounds up); D = (rounds down); N = (rounds to the nearest value); Z = (does not round)

MODIFIED_ARM_ROUNDING_ FACTOR	The precision used when rounding the calculation of the loan’s interest rate, as of the Modification Effective Date.	4 decimal places to the right	Must be a value greater than zero. If not applicable, this field should be blank.

MODIFIED_ARM_GROSS_ MARGIN	The margin (fixed percentage that is added to the index on each interest rate change date) as of the Modification Effective Date.	4 decimal places to the right	If not applicable, this field should be blank.

Column Name	Description	Decimal	Format Comment
MODIFIED_ARM_NEGATIVE_ AMORTIZATION_INDICATOR	Indicates whether or not a negative amortization feature is part of the loan as of the Modification Effective Date.	Text	Y/N must be populated for any loan with a Modification Effective Date. If no value is provided for this field (Null value) it will be treated as “N”.

MODIFIED_ARM_NEGATIVE_ AMORTIZATION_CAP	The maximum percentage of negative amortization allowed on the loan as of the Modification Effective Date.	4 decimal places to the right	Must be a value greater than zero. If not applicable, this field should be blank.

MODIFIED_ARM_PAYMENT_ TEASER_PERIOD	The duration in months that the teaser payment is in effect, as of the Modification Effective Date.	Number	If not applicable, This field should be blank.

MODIFIED_ARM_INITIAL_ MAXIMUM_RATE	Amount by which the interest rate may adjust upward on the first interest rate adjustment date (after modification).	4 decimal places to the right	Must be a value greater than zero. If not applicable, this field should be blank.

MODIFIED_ARM_INITIAL_ MINIMUM_RATE	Amount by which the interest rate may adjust downward on the first interest rate adjustment date (after modification).	4 decimal places to the right	Must be a value greater than zero. If not applicable, this field should be blank.

MODIFIED_ARM_LIFETIME_ MAXIMUM_RATE	Provide the maximum rate of interest that may be applied to an adjustable rate loan over the course of the loan’s life (after modification).	4 decimal places to the right	Must be a value greater than zero. If not applicable, this field should be blank.

MODIFIED_ARM_LIFETIME_ MINIMUM_RATE	Provide the minimum rate of interest that may be applied to an adjustable rate loan over the course of the loan’s life (after modification).	4 decimal places to the right	Must be a value greater than zero. If not applicable, this field should be blank.

MODIFIED_ARM_INDEX_TYPE	The description of the type of index used to calculate the loan’s rate, as of the Modification Effective Date.	Text	N/A

MODIFIED_ARM_PAYMENT_ CHANGE_CAP	The percentage value by which a payment may increase or decrease in one period (after modification).	4 decimal places to the right	Must be a value greater than zero. If not applicable, this field should be blank.

MODIFIED_PAY_OPTION_ARM_ INDICATOR	Indicates if the loan is a Pay Option ARM loan.		Y/N must be populated for any loan with a Modification Effective Date. If no value is provided for this field (Null value) it will be treated as “N”.

Column Name	Description	Decimal	Format Comment
MODIFIED_ARM_SUBSEQUENT _INTEREST_RATE_PERIOD_CAP	Subsequent interest rate increase. Provide the maximum percentage by which the interest rate may increase at each rate adjustment date after the initial adjustment.	4 decimal places to the right	Must be a value greater than zero. If not applicable, this field should be blank.

NON_INTEREST_BEARING PRINCIPAL_DEFERRED_ AMOUNT	The total amount of principal deferred by the modification, excluding PRA or like kind forbearance amounts. Deferred amounts are not subject to interest bearing accrual. This field is preferred to be reported as part of the monthly remittance file, but must be reported in the supplemental file with the other modification data elements if not reported on the monthly remittance file.	2 decimal places to the right	Must be a positive number. If not applicable, this field should be blank or contain a zero.

MOD_INT_ADJ_NIB

This amount is only applicable when: 1) the new loan modification data is reported for the first time and 2) when the loan modification agreement states that the interest accrues in arrears based upon the modified balance. Note: this is the language in all HAMP modification agreements. The amount required to be reported is the interest amount attributable to the non-

interest bearing (NIB) portion of the loan’s balance, or the sum thereof for each cycle from the modification effective date to the reporting cycle date.

		2 decimal places to the right	Must be a positive number. If not applicable, this field should be blank or contain a zero.

NON_INT_BEARING_DEFERRED _INT_AND_FEES_AMT	The amount of delinquent interest and fees that are deferred per a loan modification agreement and not capitalized or forgiven.	2 decimal places to the right	Must be a positive number. If not applicable, this field should be blank or contain a zero.

ADMIN_FEES_ASSOC_WTH_ PARTICIPTING_IN_PROGRAM (HAMP)	HAMP Only. Fees incurred by the Servicer while administering this program, as allowed by governing document provisions.	2 decimal places to the right	Must be a positive number. If not applicable, this field should be blank or contain a zero.

ACTUAL_ENDING_BALANCE_ TOTAL_DEBT_OWED	Formerly the field named “Actual Ending Balance Including Deferred Amount”. For a loan with principal forbearance and/or a principal reduction alternative (PRA) forbearance amount, the value in this field will be the sum of the actual ending interest bearing balance plus the deferred amount(s). This will always be the value reported, regardless of how the principal forbearance and/or PRA forbearance amounts are reported.	2 decimal places to the right	Must be a Positive number. If not applicable, this field should be blank or contain a zero.

SCHEDULED_ENDING_ BALANCE_TOTAL_DEBT_OWED	Formerly the field named “Scheduled Ending Balance Including Deferred Amount”. For a loan with principal forbearance and/or a principal reduction alternative (PRA) forbearance amount, the value in this field will be the sum of the scheduled ending interest bearing balance plus the deferred amount(s). This will always be the value reported, regardless of how the principal forbearance and/or PRA forbearance amounts are reported.	2 decimal places to the right	Must be a Positive number. If not applicable, this field should be blank or contain a zero.

Column Name	Description	Decimal	Format Comment
TRUST_ENDING_BALANCE	The ending balance that represents the Trust’s outstanding principal balance for each loan reported on a remittance file. For a loan that was modified with a principal forbearance and/or PRA Forbearance amount and one or both were reported as loss, this is the same balance reported in the Scheduled Ending Balance field (aka the interest bearing balance). For a modified loan with a principal forbearance and/or PRA Forbearance amount and one or both were not reported as a loss, this is the same balance reported in the Scheduled Ending Balance – Total Debt Owed field. For a loan that has never been modified, or has been modified without a principal forbearance or PRA Forbearance amount, then the balance from either the interest bearing or the total debt owed columns will work since they would be the same.	2 decimal places to the right	Must be a positive number. If not applicable, this field should be blank or contain a zero.

PRINCIPAL_FORBEARANCE_ LOSS_(RECOVERY)	(i) When the principal forbearance amount is not reported as a loss when the loan modification record is reported, then this field represents the total loss/gain that applies to the principal forbearance amount at liquidation. (ii) When the principal forbearance amount is reported as a loss when the loan modification record is reported, then this field represents the amount of the loss that the Servicer expects the MS or Trustee to process as a loss at the time of modification. (iii) Once the month in which the loan modification has been reported has passed, this column will be used to accurately reflect: a) changes in the principal forbearance amount due to a new, subsequent modification on the same loan, b) the effect of substantial curtailments on only those principal forbearance amounts that were reported as a loss when the loan modification was reported or c) the amount, if any, recovered at the time of liquidation if it was reported as a loss at the time of modification.	2 decimal places to the right	If not applicable, this field should be blank or contain a zero.

NON_INTEREST_BEARING_ DEFERRED_PRINCIPAL_ CURT_AMT	The amount of principal to be applied to reduce the outstanding Non-Interest Bearing Deferred Principal Amount. This field cannot be used when the Non-Interest Bearing Deferred Principal Amount is being Paid in Full. The previously requested Non-Interest Bearing Deferred Paid in Full Amount field must be used in that instance.	2 decimal places to the right	If not applicable, this field should be blank or contain a zero.

NON_INTEREST_BEARING_ DEFERRED_PAID_IN_FULL_ AMOUNT	This value is to be reported when any principal forbearance loan modification either liquidates or is paid in full. This separate field is needed because most Servicers separately track the principal forbearance amount and thus the existing paid in full amount field will not work since it will incur interest on most Servicing systems and will only include the amount that is required to pay off the amortization balance.	2 decimal places to the right	Must be a Positive number. If not applicable, this field should be blank or contain a zero.

ENDING_NON_INT_BEARING_ DEFERRED_PRINCIPAL_BAL	The ending balance that represents the outstanding Non-Interest Bearing Deferred Principal Balance as of the cut off date. Regardless of how the principal forbearance amount was reported at the time of modification, this balance is expected to be maintained and reported until the Non-Interest Bearing Deferred Principal Balance is liquidated or paid in full.	2 decimal places to the right	Must be a positive number. If not applicable, this field should be blank or contain a zero.

Column Name	Description	Decimal	Format Comment
PRINCIPAL_REDUCTION_ ALTERNATIVE_FORBEARANCE_ AMOUNT

For HAMP: From Supplemental Directive 10-05, page 4: PRA is a deferred principal reduction program that allows a borrower to earn principal reduction over a three-year period by successfully making payments in accordance with the modified loan terms. If the loan is modified pursuant to PRA, the principal reduction amount should be initially treated as non-interest bearing principal forbearance (PRA Forbearance Amount). The PRA Forbearance Amount is separate and exclusive of any other forbearance that may be offered in conjunction with a HAMP modification.

For Non-HAMP: any programs that follow the same or similar concept as HAMP PRA.

		2 decimal places to the right	Must be a Positive number. If not applicable, this field should be blank or contain a zero.

ENDING_PRINCIPAL_ REDUCTION_ALT_ FORBEARANCE_BAL

For HAMP: The ending balance that represents the outstanding Principal Reduction Alternative Forbearance Balance as of the cut off date.

For Non-HAMP: the same ending balance for loans that are the same or similar to HAMP PRA.

		2 decimal places to the right	Must be a Positive number. If not applicable, this field should be blank or contain a zero.

PRINCIPAL_REDUCT_ALT_ FORBEARANCE_PAID_IN_ FULL_AMT	Regardless of how the HAMP or Non-HAMP Principal Reduction Alternative Forbearance Amount is reported at the time of modification (i.e., as a loss or not), this amount will not be populated until the last third of the outstanding amount is written off.	2 decimal places to the right	Must be a Positive number. If not applicable, this field should be blank or contain a zero.

PRINCIPAL_REDUCT_ALT_ FORBEARANCE_LOSS_ (RECOVERY)

(i) When the HAMP or Non-HAMP Principal Reduction Alternative Forbearance Amount is not reported as a loss at the time of modification, then this field will be populated on the anniversary date of each of the 3 years that the borrower earns the 1/3 write off of this amount.

(ii) When the HAMP or Non-HAMP Principal Reduction Alternative Forbearance Amount is reported as a loss at the time of modification, then this field will be populated with the full Principal Reduction Alternative Forbearance Amount in the same month that the loan modification is reported. This field will also be populated to show any future recoveries, if applicable.

		2 decimal places to the right	If not applicable, this field should be blank or contain a zero.

MODIFICATION_PROGRAM_ TYPE	This will distinguish HAMP modifications from other non-HAMP modifications	Text	HAMP FHA-HAMP FDIC Null

LOAN_PARTICIPATION_END_ DATE

The date upon which the last P&I payment is due during the 60-month participation of the U. S. Treasury and FNMA in the loan modification. For example, if the trial modification occurs April, May, and June of 2009 then the first P&I payment of the 60-month participation begins with the July 2009 P&I payment. The last P&I payment of the 60-month program participation ends June 2014.

Enter in the last payment date of the 60-month participation period.

Any valid date. (mm/dd/yyyy). If not applicable this field should be blank.

Column Name	Description	Decimal	Format Comment
LIQUIDATION_PROGRAM_TYPE	Indicates the type of government or industry program used for the loan liquidation, if applicable (for example, short sales and deed-in lieus done under the HAFA program.	Text	Must be: ☐HMP3 (Deed-in-Lieu) ☐HMP5 (Short Sale) ☐Null

MONTHLY_PAYMENT_ REDUCTION_COST_SHARE	For HAMP Only: The subsidized payment from Treasury/FNMA to reimburse the investor for one half of the cost of reducing the monthly payment from 38% to 31% Front-End DTI. This value represents the amount for the current cycle only.	2 decimal places to the right	Must be a Positive number. If not applicable, this field should be blank or contain a zero.

BORROWER_PAY_FOR_ PERFORMANCE_SUCCESS_ PAYMENTS	For HAMP Only: The amount paid to the servicer from U.S. Treasury/FNMA that reduces the principal balance of the interest bearing portion of the loan as the borrower stays current after modification. This amount is applied annually up to a maximum of $1,000 for up to five years. Reported for the related period as received by the servicer from FNMA. This value represents the amount for the current cycle only.	2 decimal places to the right	Must be a Positive number. If not applicable, this field should be blank or contain a zero.

ONE_TIME_BONUS_INCENTIVE _ELIGIBILITY	For HAMP Only: Y=Yes – The loan qualifies for the one-time bonus incentive payment of $1,500.00 payable to the mortgage holder subject to certain de minimis constraints.	Alpha-numeric	Must be a value greater than zero. Field is blank if not applicable.

ONE_TIME_BONUS_INCENTIVE _AMOUNT	For HAMP Only: $1,500 paid to mortgage holders for modifications made while a borrower is still current on mortgage payments. This value represents the amount for the current cycle only.	2 decimal places to the right	Must be a Positive number. If not applicable, this field should be blank or contain a zero.

HOME_PRICE_DEPRECIATION_ PAYMENTS	For HAMP Only: Amount payable to mortgage holders to partially offset probable losses from home price declines. This will be structured as a simple cash payment on each modified loan while the loan remains active in the program. Payments of accrued HPDP incentives will be made on an annual basis on each of the first anniversary and the second anniversary of the date on which the first trial period payment is due under the Trial Period Plan.	2 decimal places to the right	Must be a Positive number. If not applicable, this field should be blank or contain a zero.

Column Name	Description	Decimal	Format Comment
PRA_INVESTOR_INCENTIVE_ AMOUNT

For HAMP Only: From Supplemental Directive 10-05, page 6: For each loan modified under PRA, investors receive the Investor Payment Reduction Cost Share and if applicable: (i) the one-time current borrower incentive payment described in Supplemental Directive 09-01 and (ii) the Home Price Decline Protection incentive payments described in Supplemental Directive 09-04.

Additionally, investors will receive PRA investor incentive payments based on the delinquency status of the loan, the MTMLTV ratio used to complete the Alternative Waterfall analysis and the amount of principal reduction installment actually applied by the servicer. With respect to loans which were less than or equal to six months past due at all times during the 12 month period prior to the NPV evaluation date, investors will be entitled to receive $0.21 per dollar of principal reduction equal to or greater than 105 percent and less than 115 percent MTMLTV ratio; $0.15 per dollar of principal reduction equal to or greater than 115 percent and less than or equal to 140 percent MTMLTV ratio; and $0.10 per dollar of principal reduction in excess of 140 percent MTMLTV ratio.

With respect to loans which were more than six months past due at any time during the 12 month period prior to the NPV evaluation date, irrespective of MTMLTV ratio range, investors will be paid $0.06 per dollar of principal reduction and will not be eligible for incentives in the above extinguishment schedule. PRA investor incentive payments will be earned by investors in the month in which the applicable principal reduction amount is actually applied to reduce the borrower’s UPB as set forth above.

While servicers may reduce principal below 105 percent MTMLTV ratio, no PRA incentive, including PRA incentives paid for Interim Period loans, will be paid for that portion of the principal reduction amount that reduces the MTMLTV ratio below 105 percent. Also, as provided in Supplemental Directive 09-01, servicers may substitute principal reduction for any step in the waterfall and may reduce principal at any time during the life of the loan. However, PRA investor incentives will only be paid in conjunction with principal reduction that is deferred over three years in accordance with the requirements of this Supplemental Directive.

		2 decimal places to the right	Must be a Positive number. If not applicable, this field should be blank or contain a zero.

Column Name	Description	Decimal	Format Comment
HAFA_INVESTOR_INCENTIVE_ AMOUNT	For HAMP Only: The investor reimbursement payment (up to a maximum of $1,000) made by the Treasury for allowing a total of up to $3,000 in short-sale proceeds to be distributed to subordinate lien holders, or for allowing payment of up to $3,000 to subordinate lien holders. To receive an incentive, subordinate lien holders must release their liens and waive all future claims against the borrower. The servicer is not responsible for any future actions or claims against the borrower by such subordinate lien holders or creditors.	2 decimal places to the right	Must be a Positive number. If not applicable, this field should be blank or contain a zero.

LOAN_MODIFICATION_ INCENTIVE_TERMINATION_ DATE	For HAMP Only: The date upon which borrower participation in the program is terminated because the borrower has defaulted or re-defaulted. Re-default or Loss of Good Standing is defined under the HAMP guidelines as three monthly payments are due and unpaid on the last day of the third month.		Any valid date. (mm/dd/yyyy). If not applicable this field should be blank.

Additional instructions below:

Reporting Of MI Premiums	This is only applicable for MI Premiums paid by the Servicer per the deal documents. The MI Premium due based upon the total debt owed by the borrower per the loan modification agreement and the Premium Rate, adjusted monthly.

Curtailments And Ending Non-Interest Bearing Deferred Principal Balance And Non-Interest Bearing Deferred Paid In Full Amount	When principal in excess of the borrower’s scheduled payment is received and reported as a curtailment, the Servicer must report the curtailment amount in the following manner to ensure the proper application of funds: (i) if all or a portion of the curtailment amount is to be applied to the outstanding Non-Interest Bearing Deferred Principal Amount/Balance, then the applicable amount must be reported in the new Non-Interest Bearing Deferred Principal Curtailment Amount field and, if applicable, the existing Non-Interest Bearing Deferred Paid in Full Amount field if the principal forbearance will be paid in full. Further, the new Ending Non-Interest Bearing Deferred Principal Balance needs to reflect the outstanding balance per what is being applied. (ii) if all or a portion of the curtailment amount is to be applied to the outstanding interest bearing balance of the loan, then the existing curtailment field is to be populated.

Curtailments And Principal Forbearance Loss/(Recovery)	When the principal forbearance amount is reported as a loss when the loan modification record is reported and a curtailment is to be applied to the outstanding Non-Interest Bearing Deferred Principal Amount/Balance, then the amount reported in the new Non-Interest Bearing Deferred Principal Curtailment Amount field must also be reported as a recovery in the Principal Forbearance Loss / (Recovery) field.

New, subsequent loan modification on a loan modified at least one time in the past

When a Servicer modifies a loan a second or more times with a change to any loan modification parameter: rate, term, principal forbearance, etc., the Servicer must report a loan modification record with all applicable data from the loan modification agreement just as they would if the loan was being modified for the first time. The Service may not only report the changed elements.

Loan Modification Cancellation/Reversal	When a Servicer cancels a loan modification previously reported, it must report a new loan modification record with all applicable data based upon pre-modified terms. The Service may not only report the changed elements.

Supplemental Prepayment Period Reporting File Layout

Column Name	Description	Decimal	Format Comment
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits

SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits

LIQUIDATION_AMOUNT	The loan “paid in full” amount as reported by the Servicer.	2 decimal places to the right	No commas(,) or dollar signs ($)

PIF_DATE	The paid in full date as reported by the Servicer.		mm/dd/yyyy

ACTL_END_PRIN_BAL	The borrower’s interest bearing actual principal balance at the end of the processing cycle.	2 decimal places to the right	No commas(,) or dollar signs ($)

ACTUAL_ENDING_ BALANCE_TOTAL_DEBT_ OWED	Formerly the field named “Actual Ending Balance Including Deferred Amount”. For a loan with principal forbearance and/or a principal reduction alternative (PRA) forbearance amount, the value in this field will be the sum of the actual ending interest bearing balance plus the deferred amount(s). This will always be the value reported, regardless of how the principal forbearance and/or PRA forbearance amounts are reported.	2 decimal places to the right	Must be a positive number. If not applicable, this field should be blank or contain a zero.

SCHED_END_PRIN_BAL	The interest bearing scheduled principal balance due to investors at the end of a processing cycle.	2 decimal places to the right	No commas(,) or dollar signs ($)

SCHEDULED_ENDING_ BALANCE_TOTAL_DEBT_ OWED	Formerly the field named “Scheduled Ending Balance Including Deferred Amount”. For a loan with principal forbearance and/or a principal reduction alternative (PRA) forbearance amount, the value in this field will be the sum of the scheduled ending interest bearing balance plus the deferred amount(s). This will always be the value reported, regardless of how the principal forbearance and/or PRA forbearance amounts are reported.	2 decimal places to the right	Must be a positive number. If not applicable, this field should be blank or contain a zero.

Column Name	Description	Decimal	Format Comment
CURTAILMENT_AMT	Total curtailment amount to be applied to the interest bearing balance.	2 decimal places to the right	No commas(,) or dollar signs ($)

CURTAILMENT_DATE	Curtailment date		mm/dd/yyyy

PREPAY_PENALTY_AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2 decimal places to the right	No commas(,) or dollar signs ($)

PREPAY_PENALTY_WAIVED	The prepayment penalty amount for the loan waived by the Servicer.	2 decimal places to the right	No commas(,) or dollar signs ($)

PREPAYMENT_PENALTY_ SERVICER_PAID	The prepayment penalty amount for the loan paid by the Servicer.	2 decimal places to the right	No commas(,) or dollar signs ($)

PREPAY_PENALTY_ BORROWER_PAID	The prepayment penalty amount for the loan paid by the borrower.	2 decimal places to the right	No commas(,) or dollar signs ($)

BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A

ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan. This is a required field.		Refer to Exhibit 4 for valid codes. Field cannot be null.

NON_INT_BEARING_ DEFERRED_PRINCIPAL_ CURT_AMT	The amount of principal to be applied to reduce the outstanding Non-Interest Bearing Deferred Principal Amount. This field cannot be used when the Non-Interest Bearing Deferred Principal Amount is being Paid in Full. The previously requested Non-Interest Bearing Deferred Paid in Full Amount field must be used in that instance.	2 decimal places to the right	If not applicable, this field should be blank or contain a zero.

NON_INTEREST_BEARING _DEFERRED_PAID_ IN_FULL_AMOUNT	This value is to be reported when any principal forbearance loan modification either liquidates or is paid in full. This separate field is needed because most Servicers separately track the principal forbearance amount and thus the existing paid in full amount field will not work since it will incur interest on most Servicing systems and will only include the amount that is required to pay off the amortization balance.	2 decimal places to the right	Must be a positive number. If not applicable, this field should be blank or contain a zero.

ENDING_NON_INTEREST_ BEARING_DEFERRED_ PRINCIPAL_BAL	The ending balance that represents the outstanding Non-Interest Bearing Deferred Principal Balance as of the cut off date. Regardless of how the principal forbearance amount was reported at the time of modification, this balance is expected to be maintained and reported until the Non-Interest Bearing Deferred Principal Balance is liquidated or paid in full.	2 decimal places to the right	Must be a positive number. If not applicable, this field should be blank or contain a zero.

Column Name	Description	Decimal	Format Comment
PRINCIPAL_REDUCT_ ALT_FORBEARANCE_PAID_ IN_FULL_AMT	Regardless of how the HAMP or Non-HAMP Principal Reduction Alternative Forbearance Amount is reported at the time of modification (i.e., as a loss or not), this amount will not be populated until the last third of the outstanding amount is written off.	2 decimal places to the right	Must be a positive number. If not applicable, this field should be blank or contain a zero.

ENDING_PRINCIPAL_ REDUCTION_ALT_ FORBEARANCE_BAL

For HAMP: The ending balance that represents the outstanding Principal Reduction Alternative Forbearance Balance as of the cut off date.

For Non-HAMP: the same ending balance for loans that are the same or similar to HAMP PRA.

		2 decimal places to the right	Must be a positive number. If not applicable, this field should be blank or contain a zero.

LIQUIDATION_PROGRAM_TYPE	Indicates the type of government or industry program used for the loan liquidation, if applicable (for example, short sales and deed-in lieus done under the HAFA program.	Text	Must be: ☐HMP3 – Deed-in-Lieu ☐HMP5 – Short Sale ☐Null

EXHIBIT C

FORM OF REQUEST FOR RELEASE

To:	Wells Fargo Bank, N.A., as Custodian
751 Kasota Avenue
Minneapolis, MN 55414
Attention: Client Manager – VOLT [ ], Series 202[ ]-[ ]

Attention: VOLT [ ] Asset-Backed Notes, Series 202[ ]-[ ]

Re:

Custodial Agreement, dated [    ], among LSF[    ] Mortgage Holdings, LLC, as REO manager, Caliber Home Loans, Inc., as servicer, VOLT [    ], LLC, as issuer, VOLT Master Depositor, LLC, as depositor, LSF[    ] Master Participation Trust, as participation agent, U.S. Bank National Association, as indenture trustee, and Wells Fargo Bank, N.A., as custodian

All capitalized terms used herein shall have the means ascribed to them in the Custodial Agreement (the “Agreement”) referenced above.

In connection with the administration of the pool of Mortgage Assets held by you as Custodian, we request the release, and acknowledge receipt, of the Custodian’s Mortgage Loan/REO File for the Mortgage Asset described below, for the reason indicated.

Mortgagor’s Name, Address & Zip Code or REO Property Address & Zip Code:

Mortgage Asset Number:

Reason for Requesting Documents (Check one)

1.	Mortgage Loan Paid in Full ___

2.	Mortgage Loan in Foreclosure ___

3.	[Intentionally Left Blank]

4.	Other Liquidation (Repurchases, Sales, etc.)___

5.	Non-Liquidation (explain) ___

[If box 3 or 5 above is checked, and if any part of the Custodian’s Mortgage Loan File or REO File was previously released to us, please return to us our previous receipt on file with you, and release to as any additional documents in your possession relating to the above specified Mortgage Asset.]

[If box 1 or 4 above is checked, the Servicer hereby confirms that the requested Mortgage Loan File(s) or REO File(s) (or documents forming a part thereof), as applicable, shall be permanently released from custody and that the Custodian shall have no further obligation in respect thereof under the Custodial Agreement.]

C-1

CALIBER HOME LOANS, INC., as Servicer

By:

Name:
Title:

C-2

EXHIBIT D

FORM OF ASSET REPURCHASE ACTIVITY REPORT

Reporting Period:    __________________

☐	Check here if nothing to report.

Asset Class	Shelf	Series Name	CIK	Originator	Loan No.	Servicer Loan No.	Unpaid Principal Balance	Repurchase Type	Indicate Repurchase Activity During the Reporting Period by Checkmark or by Date Reference (as applicable)
									Subject to Demand	Repurchased or Replaced	Repurchase Pending	Demand in Dispute	Demand Withdrawn	Demand Rejected

Terms and Definitions:

NOTE: Any date included on this report is subject to the descriptions included below. Dates referenced on this report for this Transaction where the Indenture Trustee is not the Repurchase Enforcer (as defined below), availability of such information may be dependent upon information received from other parties.

References to “Repurchaser” shall mean the party obligated under the Transaction Documents to repurchase a Mortgage Asset. References to “Repurchase Enforcer” shall mean the party entitled under the Transaction Documents to enforce the obligations of any Repurchaser.

Unpaid Principal Balance: For purposes of this report, the Unpaid Principal Balance of a Mortgage Asset in this Transaction equals the remaining outstanding principal balance of the Mortgage Asset reflected on the distribution or payment reports at the end of the related reporting period, or if the Mortgage Asset has been liquidated prior to the end of the related reporting period, the final unpaid principal balance of the Mortgage Asset reflected on the distribution or payment reports prior to liquidation.

Subject to Demand: The date when a demand for repurchase is identified and coded by the Paying Agent or Indenture Trustee as a repurchase related request.

D-1

Repurchased or Replaced: The date when a Mortgage Asset is repurchased or replaced. To the extent such date is unavailable, the date upon which the Paying Agent or Indenture Trustee obtained actual knowledge a Mortgage Asset has been repurchased or replaced.

Repurchase Pending: A Mortgage Asset is identified as “Repurchase Pending” when a demand notice is sent by the Indenture Trustee, as Repurchase Enforcer, to the Repurchaser. A Mortgage Asset remains in this category until (i) such Mortgage Asset has been Repurchased, (ii) a request is determined to be a “Demand in Dispute,” (iii) a request is determined to be a “Demand Withdrawn,” or (iv) a request is determined to be a “Demand Rejected.”

With respect to the Paying Agent only, a Mortgage Asset is identified as “Repurchase Pending” on the date (y) the Paying Agent forwards notice of any request for repurchase to the related Repurchase Enforcer, or (z) a Responsible Officer of the Paying Agent receives written notice or otherwise obtains actual knowledge of a repurchase request but confirms that it is not required to forward such request to the related Repurchase Enforcer because another Transaction Party previously forwarded such repurchase request to the related Repurchase Enforcer. The Mortgage Asset will remain in this category until a Responsible Officer of the Paying Agent receives written notice or otherwise obtains actual knowledge from the related Repurchase Enforcer, Repurchaser, or other Transaction Party, that the repurchase request should be changed to “Demand in Dispute,” “Demand Withdrawn,” “Demand Rejected,” or “Repurchased.”

Demand in Dispute: Occurs (i) when a response is received from the Repurchaser which refutes a repurchase request, or (ii) upon the expiration of any applicable cure period.

Demand Withdrawn: The date when a previously submitted repurchase request is withdrawn by the original requesting party. To the extent such date is not available, the date when a Responsible Officer of the Paying Agent or the Indenture Trustee receives written notice or otherwise obtains actual knowledge of any such withdrawal.

Demand Rejected: The date when the Indenture Trustee, as Repurchase Enforcer, has determined that it will no longer pursue enforcement of a previously submitted repurchase request. To the extent such date is not otherwise available, the date when a Responsible Officer of the Paying Agent receives written notice or otherwise obtains actual knowledge from the Indenture Trustee, as Repurchase Enforcer that it has determined not to pursue a repurchase request.

D-2